RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                      among


                           NU SKIN ENTERPRISES, INC.,

                          SAGE ACQUISITION CORPORATION

                                       and

                        GENERATION HEALTH HOLDINGS, INC.







                          Dated as of October 16, 1998

                                TABLE OF CONTENTS
                                   (continued)



                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms...........................................1


                                   ARTICLE II
                                   THE MERGER

SECTION 2.01.  The Merger.....................................................16
SECTION 2.02.  Effective Time.................................................16
SECTION 2.03.  Effect of the Merger...........................................16
SECTION 2.04.  Articles of Incorporation; Bylaws..............................16
SECTION 2.05.  Directors and Officers.........................................16
SECTION 2.06.  Effect on Capital Stock........................................17
SECTION 2.07.  Dissenting Shares..............................................18
SECTION 2.08.  Adjustment of Consideration....................................19
SECTION 2.09.  Exchange of Certificates.......................................22
SECTION 2.10.  No Further Ownership Rights in Company Securities..............24
SECTION 2.11.  Lost, Stolen or Destroyed Certificates.........................24
SECTION 2.12.  Taking of Necessary Action; Further Action.....................25
SECTION 2.13.  Tax-Free Reorganization........................................25
SECTION 2.14.  Options to Purchase Company Common Stock.......................25
SECTION 2.15.  Agreement of Nu Skin to Make True-Up Payment...................26


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization, Authority and Qualification of the Company.......30
SECTION 3.02.  Capital Stock of the Company; Ownership of the Capital Stock...31
SECTION 3.03.  Subsidiaries...................................................32
SECTION 3.04.  Books and Records..............................................33
SECTION 3.05.  No Conflict....................................................34
SECTION 3.06.  Governmental Consents and Approvals............................34
SECTION 3.07.  Financial Information, Books and Records.......................34
SECTION 3.08.  No Undisclosed Liabilities.....................................35
SECTION 3.09.  Receivables....................................................35

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SECTION 3.10.  Conduct in the Ordinary Course; Absence of Certain Changes,
                  Events and Conditions.......................................36
SECTION 3.11.  Litigation.....................................................38
SECTION 3.12.  Certain Interests..............................................39
SECTION 3.13.  Compliance with Laws...........................................40
SECTION 3.14.  Environmental Matters..........................................41
SECTION 3.15.  Material Contracts.............................................41
SECTION 3.16.  Intellectual Property..........................................43
SECTION 3.17.  Real Property..................................................47
SECTION 3.18.  Tangible Personal Property.....................................49
SECTION 3.19.  Assets.........................................................51
SECTION 3.20.  Customers......................................................51
SECTION 3.21.  Employee Benefit Matters.......................................52
SECTION 3.22.  Labor Matters..................................................54
SECTION 3.23.  Key Employees..................................................55
SECTION 3.24.  Taxes..........................................................55
SECTION 3.25.  Insurance......................................................56
SECTION 3.26.  Full Disclosure................................................57
SECTION 3.27.  Stockholder Approval Requirements..............................57
SECTION 3.28.  Products and Product Claims....................................57
SECTION 3.30.  Brokers........................................................59


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF NU SKIN AND MERGER SUB

SECTION 4.01.  Organization and Authority of Merger Sub.......................59
SECTION 4.02.  No Conflict....................................................60
SECTION 4.03.  Governmental Consents and Approvals............................60
SECTION 4.04.  Litigation.....................................................60
SECTION 4.05.  SEC Documents:  Undisclosed Liabilities........................60
SECTION 4.06.  Absence of Certain Changes or Events...........................61
SECTION 4.07.  Stockholder Approval Requirements..............................61
SECTION 4.08.  Brokers........................................................61
SECTION 4.09.  Capital Stock of Nu Skin and Merger Sub........................61
SECTION 4.10. Opinion of Financial Advisor....................................62
SECTION 4.11.  Tax-Free Transaction...........................................62

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SECTION 4.12.  Information Statement..........................................62




                                    ARTICLE V
                              ADDITIONAL AGREEMENTS


SECTION 5.01.  Conduct of Business Prior to the Effective Time................62
SECTION 5.02.  Access to Information..........................................63
SECTION 5.03.  Confidentiality................................................63
SECTION 5.04.  Regulatory and Other Authorizations; Notices and Consents......64
SECTION 5.05.  Notice of Developments.........................................64
SECTION 5.06.  Securities Filings.............................................65
SECTION 5.07.  Registration Rights Agreement, Escrow Agreement and Cholestin
                  Escrow Agreement............................................65
SECTION 5.08.  Employee Benefits..............................................65
SECTION 5.09.  Tax-Free Reorganization........................................65
SECTION 5.10.  Company Stockholders Meeting...................................66
SECTION 5.11.  Repayment of Liabilities; Redemption of Preferred Stock........66
SECTION 5.12.  Directors' and Officers' Insurance.............................66
SECTION 5.13.  New York Stock Exchange Listing................................66
SECTION 5.14.  Registration Statement on Form S-8.............................66
SECTION 5.15.  Stock Transfers................................................67
SECTION 5.16.  Cholestin......................................................67
SECTION 5.17.  Agreement to Pursue Registered Transaction in Certain Events...68
SECTION 5.18. SECTION RESERVED................................................68
SECTION 5.19.  Further Action.................................................68
SECTION 5.20. SECTION RESERVED................................................68
SECTION 5.21.  Amendment of Certain Agreements................................68
SECTION 5.22.  Cooperation and Exchange of Information........................68

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

SECTION 6.01.  Mutual Conditions to the Obligations to Effect the Merger......69
SECTION 6.02.  Conditions to Obligations of the Company.......................69
SECTION 6.03.  Conditions to Obligations of Nu Skin and Merger Sub............70


                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.01.  Survival of Representations and Warranties.....................72
SECTION 7.02.  Indemnification................................................72
SECTION 7.03.  Satisfaction of Indemnification Claims.........................75
SECTION 7.04.  Tax Characterization...........................................76


                                  ARTICLE VIII
                             TERMINATION AND WAIVER

SECTION 8.01.  Termination....................................................76
SECTION 8.02.  Effect of Termination..........................................77
SECTION 8.03.  Waiver.........................................................77


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.  Expenses.......................................................78
SECTION 9.02.  Notices........................................................78
SECTION 9.03.  Public Announcements...........................................78
SECTION 9.04.  Headings.......................................................79
SECTION 9.05.  Severability...................................................79
SECTION 9.06.  Entire Agreement...............................................79
SECTION 9.07.  Assignment.....................................................79
SECTION 9.08.  No Third Party Beneficiaries...................................79
SECTION 9.09.  Amendment......................................................79
SECTION 9.10.  Governing Law..................................................80

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SECTION 9.11.  Counterparts...................................................80
SECTION 9.12.  Specific Performance...........................................80

                                    EXHIBITS

Exhibit A         Form of Cholestin Escrow Agreement
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Form of Stockholders' Letter
Exhibit E         Form of Exchange Agent Agreement
Exhibit F         Form of Opinion of Shearman & Sterling
Exhibit G         Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit H         Employment Agreements



                                    SCHEDULES

Company Disclosure Schedule
Nu Skin Disclosure Schedule

Schedule I        Assumed Options
Schedule II       Company Warrants
Schedule III      Expenses of the Company
Schedule IV       Consent and Estoppel Certificates
Schedule V        Amendment of Certain Agreements
Schedule VI       Validity of Certain Agreements

            RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


        RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 16, 1998 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among NU SKIN ENTERPRISES, INC., a Delaware corporation ("Nu Skin"), SAGE ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Nu Skin ("Merger Sub"), and GENERATION HEALTH HOLDINGS, INC., a Delaware corporation (the "Company");


                              W I T N E S S E T H:

        WHEREAS, the boards of directors of Nu Skin, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Nu Skin to acquire the Company upon the terms and subject to the conditions set forth herein;

        WHEREAS, for United States Federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under Section 368(a) of the Code; and

        WHEREAS, in furtherance of such acquisition, the boards of directors of Nu Skin, Merger Sub and the Company have each approved the merger (the "Merger") of the Company with and into Merger Sub, with Merger Sub continuing as the surviving corporation, in accordance with the General Corporation Law of the State of Delaware and upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

        "Accounts Payable" shall mean accounts payable shown on any specified consolidated balance sheet of the Company and the Subsidiaries prepared in accordance with U.S. GAAP ,with the classification between accounts payable and accrued liabilities being made in a manner consistent with the historical practice of the Company.

        "Acquisition Documents" shall mean this Agreement, the exhibits to this Agreement, the Company Disclosure Schedule, the Nu Skin Disclosure Schedule and any certificate, Audited Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

        "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Adjusted Nu Skin Class A Shares" shall mean the Nu Skin Class A Shares, minus the Downward Share Adjustment or plus the Upward Share Adjustment, if any.

        "Adjustment Date" shall have the meaning specified in Section 2.08(c).

        "affiliate" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Agreement" shall have the meaning specified in the preamble to this Agreement.

        "Agreement of Merger" shall mean the agreement of merger, in form and substance reasonably satisfactory to Nu Skin and the Company, to be filed with the Secretary of State of the State of Delaware in order to effect the Merger.

        "Assets" shall have the meaning specified in Section 3.19.

        "Assumed Options" shall mean the Company Stock Options granted under the Company Stock Option Plans and identified on Schedule I hereto.

        "Audited Balance Sheet" shall mean the audited consolidated balance sheet of the Company and the Subsidiaries (including the related notes and schedules thereto), dated as of March 31, 1998.

        "Audited  Financial  Statements"  shall have the  meaning  specified  in
Section 3.07.

        "Average Class A Common Stock Price at Effective Date" shall mean the average of the closing prices per share of the Class A Common Stock on the New York Stock Exchange for the twenty consecutive trading days ending on the trading day that is five trading days prior to the Effective Date.

        "Bridge Notes" shall mean the 13% senior secured bridge notes due 1999 issued pursuant to the Note Purchase Agreement dated as of January 13, 1998 among Pharmanex,

Inc., as issuer, the Company and Generation Health, Inc., as guarantors, the purchasers named therein and Post Holdings, L.L.C., as agent.

        "Business" shall mean the business of researching, developing, manufacturing, producing, marketing and distributing dietary supplements and all other business of the Company and the Subsidiaries as such business is currently conducted.

        "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

        "Certificate of Merger" shall mean the certificate of merger, in form and substance reasonably satisfactory to Nu Skin and the Company, to be filed with the Secretary of State of the State of Delaware in order to effect the Merger.

        "Cholestin" shall mean the dietary supplement product of the Company made from one or more strains of Monascus Purpureus Went yeast fermented on rice.

        "Cholestin Escrow Agent" shall mean LaSalle National Bank.

        "Cholestin Escrow Agreement" shall mean the Cholestin Escrow Agreement among Nu Skin, the Stockholders' Representative and the Cholestin Escrow Agent, substantially in the form of Exhibit A hereto.

        "Cholestin Escrow Shares" shall have the meaning specified in Section 2.09(c).

        "Class A Common Stock" shall mean the class A common stock, par value $0.001 per share, of Nu Skin.

        "Closing Balance Sheet" shall mean the audited consolidated balance sheet (including the notes and schedules thereto) of the Company and the Subsidiaries, dated as of the Effective Date and reflecting the financial position of the Company and the Subsidiaries immediately prior to the Effective Time, prepared pursuant to Section 2.08.

        "Closing Balance Sheet Book Value" shall mean the excess of the total consolidated assets (less cash) over the total consolidated liabilities (excluding the Expenses deducted from the Exchange Value) of the Company and the Subsidiaries shown on the Closing Balance Sheet of the Company and the Subsidiaries.

        "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

        "Company" shall have the meaning specified in the preamble to this Agreement.

        "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

        "Company Certificates" shall have the meaning specified in Section 2.09(b).

        "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

        "Company Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock.

        "Company Disclosure Schedule" shall mean the Disclosure Schedule of the Company attached hereto, dated as of the date hereof, and forming a part of this Agreement.

        "Company Preferred Stock" shall mean the Company Convertible Preferred Stock and the Company Redeemable Preferred Stock.

        "Company Redeemable Preferred Stock" shall mean the Series B Redeemable Preferred Stock and the Series D Redeemable Preferred Stock.

        "Company Securities" shall mean the Company Capital Stock, the Company Stock Options and the Company Warrants.

        "Company Stock Option Plans" shall mean the Generation Health Holdings 1996 Stock Plan and the Generation Health Holdings, Inc. Scientific Advisory Board Stock Option Plan.

        "Company Stock Options" shall mean all options to purchase Company Common Stock issued and outstanding at the Effective Time.

        "Company Warrants" shall mean all warrants to purchase Company Common Stock outstanding at the Effective Time, all of which are set forth on Schedule II hereto.

        "control" (including the terms "controlled by" and "under common control with") shall mean, with respect to the relationship between or among two or more persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

        "Credit Agreement" the Credit Agreement among Nu Skin Enterprises, Inc., Nu Skin Japan Co., Ltd., the lenders named therein, ABN Amro Bank N.V., as agent, and Bank of America National Trust and Savings Association and NationsBank, N.A., as co-agents, dated May 8, 1998.

        "Designated Amount" shall mean $325,000.

        "Dissenting Shares" shall mean any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with the General Corporation Law of the State of Delaware and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights.

        "Downward Adjustment" has the meaning specified in Section 2.08(c).

        "Downward  Share  Adjustment"  has  the  meaning  specified  in  Section
2.08(c).

        "Effective Date" shall mean the later of the date on which the filing of the Certificate of Merger with the Secretary of State of the State of Delaware shall occur, or such later mutually agreed date as may be set forth in the Certificate of Merger and the Agreement of Merger, on which date the Merger shall be consummated.

        "Effective Time" shall mean the later of the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later mutually agreed time as may be set forth in the Certificate of Merger and the Agreement of Merger, at which time the Merger shall be consummated.

        "Encumbrance" shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership; provided, however, that Encumbrance shall not be deemed to include restrictions or rights arising pursuant to a written agreement in connection with the transfer of materials or information solely for the purpose of (a) potentially entering into a business relationship with the Company, (b) providing goods to the Company or
(c) providing services to the Company.

        "Environmental Claims" shall mean any action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials.

        "Environmental Law" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, occupational health and safety, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

        "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law applicable to the Company and its operations or any Subsidiary and its operations, as the case may be.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Agent" shall mean LaSalle National Bank.

        "Escrow Agreement" shall mean the Escrow Agreement among Nu Skin, the Stockholders' Representative and the Escrow Agent, substantially in the form of Exhibit B hereto.

        "Escrow Fund" shall have the meaning specified in the Escrow Agreement.

        "Escrow Shares" shall have the meaning specified in Section 2.09(c).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean American Stock Transfer.

        "Exchange Ratio" shall mean the quotient of the Per Share Exchange Value divided by $23.00.

        "Exchange Value" shall mean $125,000,000 minus (i) the total consolidated liabilities (excluding Accounts Payable incurred in the ordinary course of business) of the Company and the Subsidiaries as reflected in the Reference Balance Sheet, minus (ii) prepayment premiums and penalties, if any, paid or payable pursuant to the terms of the Bridge Notes and the 1997 Notes, minus (iii) all amounts paid or payable in connection with the redemption of the Company Redeemable Preferred Stock, excluding from such redemption amounts, any cash up to $3,000,000 spent by the Company in connection therewith prior to Closing, minus (iv) the

Company's Expenses (excluding up to $375,000 of the professional fees payable by the Company to its advisors in connection with the Merger), which such Expenses shall be estimated on Schedule III hereto and finalized on a schedule delivered at the Closing, minus (v) $236,250 which shall be deposited by Nu Skin into the Escrow Fund at the Effective Time for the payment of the expenses of the Stockholders' Representative pursuant to Section 9.01 and plus (vi) the aggregate exercise price of the Assumed Options and the Company Warrants.

        "Expenses" shall mean, with respect to any party hereto, all reasonable costs and expenses, including, without limitation, all fees and disbursements of counsel, financial advisors, financing sources, accountants, experts and consultants to such party and its affiliates, incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation and execution of, and performance of its obligations pursuant to, this Agreement, and the transactions contemplated hereby.

        "Fully Diluted Shares" shall mean the sum of (i) the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time,
(ii) the aggregate number of shares of Company Common Stock issuable upon conversion of the shares of Company Convertible Preferred Stock issued and outstanding at the Effective Time, and (iii) the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Warrants and Assumed Options issued and outstanding at the Effective Time.

        "Governmental Authority"shall mean any domestic or foreign national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Hazardous Materials" shall mean (i) petroleum and petroleum products, by products or breakdown products, radioactive materials, asbestos containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" shall mean, with respect to any person (i) all indebtedness of such person, whether or not contingent, for borrowed money; (ii) all obligations of such person for the deferred purchase price of property or services; (iii) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases; (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities; (vii) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (viii) all Indebtedness of others referred to in clauses (i) through (vi) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss; and (ix) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

        "Indemnified Party" shall mean Nu Skin, Merger Sub and each of their respective affiliates and each officer, director, employee, agent, successor and assign of each such person.

        "Independent  Accounting  Firm"  shall  have the  meaning  specified  in
Section 2.08(b).

        "Information Statement" shall mean the Information Statement relating to the Merger and the issuance of the shares of Class A Common Stock in the Merger, and delivered to the Stockholders pursuant to the requirements of Regulation D or Section 4.2 under the Securities Act of 1933, as amended.

        "Intellectual Property" shall mean (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) national (including the United States) and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application,
(iii) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, without limitation, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States, and the trademark offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (iv) copyrights (registered or common law) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (v) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vi) trade secrets and confidential, technical and business information (including inventions, whether patentable or unpatentable and whether or not reduced to practice), (vii) whether or not confidential, technology (including know-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (viii) copies and tangible embodiments of all of the foregoing, in whatever form or medium, (ix) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (x) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing.

        "Interim  Financial  Statements"  shall have the  meaning  specified  in
Section 3.07.

        "IRS" shall mean the Internal Revenue Service of the United States.

        "Law" shall mean any domestic or foreign national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

        "Leased Real Property" shall mean all real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Leased Tangible Personal Property" shall mean all machinery, equipment, tools, dies, molds, parts, supplies, furniture, furnishings, fixtures, personalty, vehicles, rolling stock and other tangible personal property leased by the Company or any Subsidiary, as lessee.

        "Liabilities" shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

        "Licensed Intellectual Property" shall mean all Intellectual Property licensed or sublicensed to the Company or any Subsidiary from any third party.

        "LifePak" shall mean all current comprehensive multi-vitamin and mineral supplement products of Nu Skin in the LifePak product line marketed under the LifePak trademark or variations thereof.

        "Losses" shall have the meaning specified in Section 7.02.

        "Material Adverse Effect" shall mean any change in or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with any other changes in or effects on the Business, the Company or any Subsidiary (i) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, prospects, results of operations or condition (financial or otherwise) of the Business (as such business is currently conducted and as such business is proposed to be conducted following the Merger), the Company or any material Subsidiary or (ii) could adversely affect the ability of the Surviving Corporation to operate or conduct the Business in the manner in which it is currently operated or conducted by the Company and the Subsidiaries, excluding therefrom, in each case, any change or effect on the Business, the Company or any Subsidiary that is attributable to the announcement of the proposed Merger.

        "Material  Contracts"  shall  have  the  meaning  specified  in  Section
3.15(a).

        "Material   Stockholder"  shall  mean  any  Stockholder,   or  group  of
Stockholders acting together, holding as of the date hereof more than 2% of the Company Capital Stock on a fully diluted basis.

        "Merger" shall have the meaning specified in the recitals to this Agreement.

        "Merger Sub" shall have the meaning specified in the preamble to this Agreement.

        "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

        "Multiple Employer Plan" shall mean a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company could incur liability under Section 4063 or 4064 of ERISA.

        "Net Exercise Adjustment Factor" shall mean, with respect to any Company Warrant, the quotient of (A) the Per Share Exchange Value less the exercise price per share of Company Common Stock issuable upon exercise of such Company Warrant divided by (B) the Per Share Exchange Value.

        "1997 Notes" shall mean the 13% Notes due January 28, 2002 issued pursuant to the Note Purchase Agreement dated as of January 28, 1997 among Pharmanex, Inc., the Company and the purchasers named therein.

        "Nu Skin" shall have the meaning specified in the preamble to this Agreement.

        "Nu Skin Class A Shares" shall mean the aggregate number of shares of Class A Common Stock into which the Company Capital Stock and Company Warrants shall be converted at the Effective Time pursuant to Section 2.06.

        "Nu Skin Disclosure Schedule" shall mean the Disclosure Schedule of Nu Skin attached hereto, dated as of the date hereof, and forming a part of this Agreement.

        "Nu Skin SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed with the SEC by Nu Skin.

        "Nu  Skin's   Accountants"   shall  mean   PricewaterhouseCoopers   LLP,
independent accountants of Nu Skin.

        "Option True-Up" shall have the meaning specified in Section 2.15(k).

        "Owned Intellectual Property" shall mean all Intellectual Property owned by the Company or any Subsidiary.

        "Owned Tangible Personal Property" shall mean all machinery, equipment, tools, dies, molds, parts, supplies, furniture, furnishings, fixtures, personalty, vehicles, rolling stock and other tangible personal property owned by the Company or any Subsidiary.

        "Per Share Exchange Value" shall mean the quotient of (i) the Exchange Value divided by (ii) the Fully Diluted Shares.

        "Permitted Encumbrances" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Reference Balance Sheet; (ii) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (A) are not overdue for a period of more than 30 days and (B) are not in excess of US$5,000 in the case of a single property or US$50,000 in the aggregate at any time; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (iv) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (A) were not incurred in connection with any Indebtedness, (B) do not render title to the property encumbered thereby unmarketable and (C) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

        "person" shall mean any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act.

        "Plans" shall mean (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which is or was at any time maintained for the benefit of, or relating to any employee or former employee of the Company, any Subsidiary or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company and its Subsidiaries or which is or was at the time under common control with the Company or any of its Subsidiaries within the meaning of Section 414 of the Code; (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA; and (iv) any contracts, arrangements or understandings between the Company or any of its affiliates and any employee of the Company or of any Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company.

        "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers and employees, arising from the conduct of the Business or otherwise prior to the

Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

        "Reference Balance Sheet" shall mean the unaudited consolidated balance sheet (including the related notes and schedules thereto) of the Company and the Subsidiaries, dated as of August 22, 1998, a copy of which has been delivered to Nu Skin pursuant to Section 3.07.

        "Reference Balance Sheet Book Value" for purposes of this Agreement is stipulated to be $7.8 million minus the total consolidated liabilities (excluding Accounts Payable incurred in the ordinary course of business) of the Company and the Subsidiaries as reflected in the Reference Balance Sheet, which amount shall be reduced if the Effective Time shall not have occurred on or prior to October 1, 1998 by $20,000 for each Business Day until the Effective Time, up to a maximum reduction of $400,000.

        "Registration Rights Agreement" shall mean a Registration Rights Agreement between Nu Skin and the Stockholders' Representative on behalf of the Stockholders, substantially in the form attached hereto as Exhibit C, relating to the shares of Class A Common Stock received by the Stockholders pursuant to this Agreement.

        "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

        "Returns" shall have the meaning specified in Section 5.22.

        "Sales" shall mean any consideration received from the sale of Cholestin. In the event Cholestin or a product containing Cholestin (the "Product") is sold in a combination product with other components, Sales shall be calculated by multiplying the sales of that combination product by the fraction A/(A + B), where A is the gross selling price of the Product sold separately and B is the gross selling price of the other products in the combination product sold separately. In the event that no such separate sales are made by Nu Skin or its Affiliates, Sales shall be calculated by multiplying sales of the combination product by the fraction C/(C+D), where C is the fully allocated cost of the Product and D is the fully allocated cost of such other components. Nu Skin shall, in its sole discretion, have the ability to determine whether or not Cholestin or a product containing Cholestin may be included in LifePak at any time after the Effective Time.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series A Convertible Preferred Stock" means the series A preferred stock, par value $0.01 per share, of the Company.

        "Series B Convertible Preferred Stock" means the series B convertible preferred stock, par value $0.01 per share, of the Company.

        "Series B Redeemable Preferred Stock" means the series B redeemable preferred stock, par value $0.01 per share, of the Company.

        "Series C Convertible Preferred Stock" means the series C convertible preferred stock, par value $0.01 per share, of the Company.

        "Series D Convertible Preferred Stock" means the series D convertible preferred stock, par value $0.01 per share, of the Company.

        "Stock Consideration" shall have the meaning specified in Section 2.15.

        "Series D Redeemable Preferred Stock" means the series D redeemable preferred stock, par value $0.01 per share, of the Company.

        "Stockholders" shall mean the holders of the Company Capital Stock and holders of the Company Warrants entitled to receive shares of Class A Common Stock pursuant to Article II of this Agreement.

        "Stockholders' Accountants" shall mean PricewaterhouseCoopers LLP, or such other Big Four accounting firm as shall be appointed by the Stockholders' Representative.

        "Stockholders' Letter" shall mean a letter, substantially in the form attached hereto as Exhibit D.

        "Stockholders' Representative" shall mean a committee of five persons, initially consisting of John Diekman, Gerald Cohn, Henry Burdick, Peter Castleman and William McGlashan, Jr., acting pursuant to the direction of at least four of such persons, as the legal representative and Attorney-in Fact of each of the Stockholders, duly appointed pursuant the Stockholders' Letters.

        "Subsidiaries" shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries, as more particularly described in the Company Disclosure Schedule.

        "Surviving   Corporation"  shall  mean  Merger  Sub,  as  the  surviving corporation of the Merger.

        "Tangible Personal Property" shall mean the Leased Tangible Personal Property and the Owned Tangible Personal Property.

        "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, expense, additions to tax and additional amounts incurred or imposed with respect thereto) imposed by any taxing authority, including, without limitation, (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs, and similar charges.

        "Total Cholestin Escrow Shares" shall mean 434,783 shares of Class A Common Stock, determined by dividing $10,000,000 by $23.00.

        "Total Escrow Shares" shall mean 1,413,044 shares of Class A Common Stock, determined by dividing $32,500,000 by $23.00, plus such additional shares of Class A Common Stock as may be issued as the result of an Upward Share Adjustment.

        "Third  Party  Claims"  shall  have the  meaning  specified  in  Section
7.02(c).

        "True-Up Amount" shall have the meaning specified in Section 2.15.

        "True-Up Imputed Interest" shall have the meaning specified in Section 2.15.

        "True-Up Share Price" shall mean the average of the closing prices per share of the Class A Common Stock on the New York Stock Exchange for the 76 consecutive trading days ending on the trading day prior to the date of this Agreement.

        "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

        "Upward Adjustment" has the meaning specified in Section 2.08(c).

        "Upward Share Adjustment" has the meaning specified in Section 2.08(c).

                                   ARTICLE II
                                   THE MERGER

        SECTION 2.01. The Merger. At the Effective Time, and upon the terms and subject to the conditions of this Agreement and the General Corporation Law of the State of Delaware, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation.

        SECTION 2.02. Effective Time. The closing of the Merger (the "Closing") shall take place at 9:00 a.m. San Francisco time, on a date specified by the parties which (subject to satisfaction or waiver of the conditions set forth in Article VI) shall be no later than the fifth Business Day following the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date) set forth in Article VI, unless another date is agreed to in writing by the parties. As promptly as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law of the State of Delaware. The Closing shall be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another place is agreed to in writing by the parties.

        SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.04. Articles of Incorporation; Bylaws. (a) Unless otherwise determined by Nu Skin prior to the Effective Time, at the Effective Time the articles of incorporation of Merger Sub shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such articles of incorporation.

        (b) The bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the articles of incorporation of the Surviving Corporation and such bylaws.

        SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        SECTION 2.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Nu Skin, Merger Sub or the Company or the holders of any of the Company Securities:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be canceled pursuant to Section 2.06(d) or constituting Dissenting Shares) and all rights in respect thereof shall be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 2.09, the number of shares of Class A Common Stock equal to the Exchange Ratio.

        (b) Each Company Warrant and all rights in respect thereof shall be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate or agreement representing such Company Warrant in the manner provided in Section 2.09, the number of shares of Class A Common Stock (rounded down to the nearest whole share of Class A Common Stock) equal to the product of (A) the product of (1) number of shares of Company Common Stock issuable upon exercise of such Company Warrant multiplied by (2) the Net Exercise Adjustment Factor multiplied by (B) the Exchange Ratio.

        (c) Each share of Series A Convertible Preferred Stock, and all rights in respect thereof, shall be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate or agreement representing such Company Convertible Preferred Stock in the manner provided in Section 2.09, the number of shares of Class A Common Stock (rounded down to the nearest whole share of Class A Common Stock) equal to the product of the number of shares of Company Common Stock issuable upon the conversion of such Series A Convertible Preferred Stock multiplied by the Exchange Ratio.

        (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Nu Skin or any direct or indirect wholly owned subsidiary of Nu Skin or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (e) The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Class A Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Class A Common Stock occurring (or having a record date) after the date hereof and prior to the Effective Time.

        (f) No fraction of a share of Class A Common Stock shall be issued, but in lieu thereof each holder of shares of Company Securities who would otherwise be entitled to a fraction of a share of Class A Common Stock (after aggregating all fractional shares of Class A Common Stock to be received by such holder) shall receive from Nu Skin an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $23.00.

        (g) Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and each certificate evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Merger Sub, as the Surviving Corporation.

        (h) Each of the Surviving Corporation and Nu Skin shall, after making reasonable efforts to request from the holders of Company Securities immediately prior to the Effective Time such certificates or information as may permit avoidance of withholding, be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Nu Skin, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Securities in respect of which such deduction and withholding was made by the Surviving Corporation or Nu Skin, as the case may be.

        SECTION 2.07. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive shares of Class A Common Stock pursuant to Section 2.06, but the holder thereof shall only be entitled to such rights as are granted by the General Corporation Law of the State of Delaware.

        (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable shares of Class A Common Stock, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

        (c) The Company shall give Nu Skin (i) prompt notice of any written demands received by the Company to require the Company to purchase shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to the dissenters' rights provisions of the General Corporation Law of the State of Delaware and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Nu Skin, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

        SECTION 2.08. Adjustment of Consideration. (a) As promptly as practicable, but in any event within ninety (90) calendar days following the Effective Date, Nu Skin shall deliver to the Stockholders' Representative the Closing Balance Sheet, together with an unqualified report thereon of Nu Skin's Accountants stating that the Closing Balance Sheet fairly presents the consolidated financial position of the Company at the Effective Date in conformity with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet.

        (b) (i) Subject to clause (ii) of this Section 2.08(b), the Closing Balance Sheet delivered by Nu Skin to the Stockholders' Representative shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

               (ii) The Stockholders' Representative may dispute the amount of the Closing Balance Sheet Book Value to the extent the net effect of such disputed amounts in the aggregate would affect the Closing Balance Sheet Book Value by more than the Designated Amount, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet; provided, however, that the Stockholders' Representative shall have notified Nu Skin and Nu Skin's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty (30) Business Days of Nu Skin's delivery of the Closing Balance Sheet to the Stockholders' Representative. In the event of such a dispute, the Stockholders' Accountants and Nu Skin's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by Nu Skin's Accountants and the Stockholders' Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the Closing Balance Sheet Book Value by more than the Designated Amount, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Balance Sheet delivered by Nu Skin to the Stockholders' Representative. If the Stockholders' Accountants and Nu Skin's Accountants are unable to reach a resolution with such effect within twenty (20) Business Days after receipt by Nu Skin and Nu Skin's Accountants of the Stockholders' Representative
        written notice of dispute, the Stockholders' Accountants and Nu Skin's Accountants shall submit the items remaining in dispute for resolution to Deloitte & Touche (or, if such firm shall decline to act or is not, at the time of such submission, independent of the Company or Nu Skin, to another independent accounting firm of international reputation mutually acceptable to Nu Skin and the Stockholders' Representative) (the "Independent Accounting Firm"), which shall, within thirty (30) Business Days after such submission, determine and report to Nu Skin and the Stockholders' Representative upon such remaining disputed items, and such report shall be final, binding and conclusive on the Stockholders' Representative and Nu Skin. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Stockholders and Nu Skin in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

               (iii) In acting under this Agreement, Nu Skin's Accountants, the Stockholders' Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

               (iv) No adjustment pursuant to Section 2.08(c) shall be made with respect to amounts disputed by the Stockholders' Representative pursuant to this Section 2.08(b) unless the net effect of the amounts successfully disputed by the Stockholders' Representative in the aggregate is to increase the Closing Balance Sheet Book Value by at least the Designated Amount.

        (c) The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.08 upon the earliest of (A) the failure of the Stockholders' Representative to notify Nu Skin of a dispute within thirty (30) Business Days of Nu Skin's delivery of the Closing Balance Sheet to the Stockholders' Representative, (B) the resolution of all disputes pursuant to Section 2.08(b)(ii) by Nu Skin's Accountants and the Stockholders' Accountants and (C) the resolution of all disputes, pursuant to Section 2.08(b)(ii) by the Independent Accounting Firm. The date the Closing Balance Sheet is deemed final is the "Adjustment Date". Subject to the limitation set forth in Section 2.08(b)(iv), on the Adjustment Date, an adjustment to the consideration given to the Stockholders pursuant to this Agreement shall be made as follows:

               (i) In the event that the Reference Balance Sheet Book Value exceeds the Closing Balance Sheet Book Value, by at least the Designated Amount, then the consideration given to the Stockholders shall be adjusted downward in an amount equal to such excess (the "Downward Adjustment"); provided, however, that in the event Nu Skin has taken actions in connection with the Merger which the parties mutually agree have adversely affected the Company's accounts receivable or inventory as reflected on the Closing Balance Sheet, the incremental dollar value of such effect will be added back to the Closing Balance Sheet Book Value for purposes determining the Downward Adjustment. The number of shares of Class A Common Stock that each Stockholder is entitled to receive pursuant to Section 2.06 shall be reduced by such Stockholder's proportionate interest (rounded up to the nearest whole share) in the Downward Share Adjustment, which shall be equal to the product of (x) the Downward Share Adjustment multiplied by (y) the quotient of (1) the number of shares of Class A Common Stock that such Stockholder has the right to receive pursuant to Section 2.06 divided by
        (2) the total number of shares of Class A Common Stock issuable with respect to all Company Securities pursuant to Section 2.06. The term "Downward Share Adjustment" shall mean that number of shares of Class A Common Stock equal to the quotient of the Downward Adjustment divided by $23.00. Notwithstanding anything to the contrary contained in this Agreement, all claims by Nu Skin against the Stockholders relating to a Downward Share Adjustment shall be made against, and be received exclusively from, the Total Escrow Shares pursuant to the provisions of
        Section 7.02.

               (ii) In the event that the Closing Balance Sheet Book Value exceeds the Reference Balance Sheet Book Value by at least the Designated Amount, then the consideration given to the Stockholders shall be adjusted upward in an amount equal to such excess (the "Upward Adjustment"); provided, however, that in the event Nu Skin has taken actions in connection with the Merger which the parties mutually agree have adversely affected the Company's accounts receivable or inventory as reflected on the Closing Balance Sheet, the incremental dollar value of such effect will be added back to the Closing Balance Sheet Book Value for purposes determining the Upward Adjustment. The number of shares of Class A Common Stock that each Stockholder is entitled to receive pursuant to Section 2.06 shall be increased by such Stockholder's proportionate interest (rounded up to the nearest whole share) in the Upward Share Adjustment, which shall be equal to the product of (x) the Upward Share Adjustment multiplied by (y) the quotient of (1) the number of shares of Class A Common Stock that such holder has the right to receive pursuant to Section 2.06 divided by (2) the total number of shares of Class A Common Stock issuable with respect to all Company Securities pursuant to Section 2.06. The term "Upward Share Adjustment" shall mean that number of shares of Class A Common Stock equal to the quotient of the Upward Adjustment divided by $23.00. The full amount of any increase in the number of shares of Class A Common Stock issued to the Stockholders pursuant to Section 2.06 as the result of an Upward Share Adjustment shall be delivered to the Escrow Agent to be held as Total Escrow Shares.

        SECTION 2.09. Exchange of Certificates. (a) On the Effective Date, Nu Skin shall deliver instructions to the Exchange Agent to hold in trust for the benefit of the holders of Company Securities (other than Dissenting Shares), pursuant to the terms of the Exchange Agent Agreement attached hereto as Exhibit E, for exchange and payment in accordance with this Section 2.09 the number of shares of Class A Common Stock issuable pursuant to Article II and the cash payable in lieu of fractional shares, if any, in each case in exchange for outstanding Company Securities.

        (b) The Surviving Corporation shall, promptly after the Effective Date, cause to be mailed to each holder of record of a certificate or certificates (each, a "Company Certificate") which, immediately prior to the Effective Time, represented outstanding Company Securities whose shares were converted into the right to receive Class A Common Stock pursuant to this Article II (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Nu Skin may reasonably specify) and (ii) instructions for effecting the surrender of the Company Certificates in exchange for Class A Common Stock pursuant to this Article II and the cash payable in lieu of fractional shares, if any.

        (c) At any time on or after the Effective Date, a holder of Company Certificates may surrender such certificates to the Exchange Agent. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto:

               (i) the holder of such Company Certificates shall be entitled to receive in exchange therefor:

                      (A) one or more certificates representing, in the aggregate, that whole number of shares of Class A Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.06 in respect of the Company Securities represented by such Company Certificates,

                      (1) minus  such  holder's  proportionate  interest  in the
               Total Escrow Shares (rounded up to the nearest whole share) (the "Escrow Shares"), which shall be equal to the product of (x) the Total Escrow Shares multiplied by (y) the quotient of (a) the number of shares of Class A Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.06 divided by (b) the Nu Skin Class A Shares, and

                      (2) minus  such  holder's  proportionate  interest  in the
               Total Cholestin Escrow Shares (rounded up to the nearest whole share) (the "Cholestin Escrow

               Shares"), which shall be equal to the product of (x) the Total Cholestin Escrow Shares multiplied by (y) the quotient of (a) the number of shares of Class A Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.06 divided by (b) the Nu Skin Class A Shares; and

                      (B) an amount of cash by check or wire  transfer  equal to the amount of cash that such holder has the right to receive pursuant to Section 2.06(f); and

                      (C) the right to receive a pro rata portion of the True Up
               Amount, if any;

               (ii) Nu Skin shall deliver (A) to the Escrow Agent one or more certificates registered in the name of the Escrow Agent, on behalf of and as nominee for the holders of the Company Certificates, representing the Total Escrow Shares, which will be held in escrow by the Escrow Agent and distributed in accordance with the Escrow Agreement and (B) to the Cholestin Escrow Agent one or more certificates registered in the name of the Cholestin Escrow Agent, on behalf of and as nominee for the holders of the Company Certificates, representing, in the aggregate, the Cholestin Escrow Shares, which will be held in escrow by the Cholestin Escrow Agent and distributed in accordance with Section 5.16 and the Cholestin Escrow Agreement; and

               (iii) the Company Certificate so surrendered shall forthwith be canceled.

        Until so surrendered, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable number of shares of Class A Common Stock with respect to the Company Securities formerly represented thereby to which such holder is entitled pursuant to this Article II, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06(f) and the right to receive a pro rata portion of the True-Up Amount, if any.

        (d) No dividends or other distributions declared or made after the Effective Time with respect to Class A Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Class A Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Class A Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such whole shares of Class A Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Class A Common Stock.

        (e) At the Effective Time, the stock transfer books of the Company with respect to shares of Company Capital Stock will each be closed, and there will be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. If any certificate for shares of Class A Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Nu Skin or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Class A Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Nu Skin or any agent designated by it that such tax has been paid or is not payable.

        (f) Notwithstanding anything to the contrary in this Section 2.09, none of the Surviving Corporation or any party hereto shall be liable to a holder of Company Securities for any amount properly paid to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

        SECTION 2.10. No Further Ownership Rights in Company Securities. All consideration issued in respect of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

        SECTION 2.11. Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, Nu Skin shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Class A Common Stock issuable pursuant to this Article II and the cash payable in lieu of fractional shares, if any; provided, however, that Nu Skin may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Nu Skin with respect to the certificates alleged to have been lost, stolen or destroyed.

        SECTION 2.12. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving
Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Nu Skin, the officers and directors of the Company and Nu Skin are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

        SECTION 2.13. Tax-Free Reorganization. The parties hereto intend that the Merger qualify and be treated as a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization".

        SECTION 2.14. Options to Purchase Company Common Stock. (a) At the Effective Time, each Assumed Option which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Nu Skin and converted into an option to purchase Class A Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the Merger):

               (i) the number of shares of Class A Common Stock to be subject to the new option shall be equal to the product of (A) the number of shares of Company Common Stock issuable upon the exercise of such Assumed Option as of the Effective Time multiplied by (B) the Exchange Ratio, adjusted to reflect any Downward Share Adjustment or any Upward Share Adjustment (rounded down, if necessary, to the nearest whole number of shares of Class A Common Stock); and

               (ii) the exercise price per share of Class A Common Stock under the new option shall be equal to the quotient of (A) the exercise price per share of Company Common Stock under the original option divided by
        (B) the Exchange Ratio, adjusted to reflect any Downward Share Adjustment or any Upward Share Adjustment (rounded up, if necessary, to the nearest cent).

        (b) The outstanding Assumed Options shall be assumed by Nu Skin in such manner that Nu Skin (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any such Assumed Options, would be such a corporation were Section 424 of the Code applicable to such Assumed Options.

        (c) Nu Skin shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Class A Common Stock that will become issuable upon the exercise of the

Assumed Options, (ii) promptly after the Effective Time issue to each holder of an Assumed Option a document evidencing the assumption by Nu Skin of the Company's obligations with respect thereto under this Section 2.14 and (iii) from and after the Effective Time, upon exercise of these options in accordance with the terms thereof, make available for issuance all shares of Class A Common Stock covered thereby.

        (d) It is the intention of the parties that the Assumed Options qualify following the Effective Time of the Merger as incentive stock options as defined in Section 422 of the Code to the extent that the Assumed Options qualified as incentive stock options prior to the Effective Time.

        (e) Each Company Stock Option other than the Assumed Options, and all rights in respect thereof, shall be canceled and extinguished as of the Effective Time.

        SECTION 2.15. Agreement of Nu Skin to Make True-Up Payment. (a) If (i) the True-Up Share Price is less than $23.00 and (ii) the average of the closing prices per share of the Class A Common Stock on the New York Stock Exchange for at least two periods of thirty consecutive trading days (which two periods do not include any common trading day) occurring during the period beginning on the date of this Agreement and ending on the date that is five trading days prior to the first anniversary of the Effective Date has not equaled or exceeded $23.00, then the consideration to which the Stockholders are entitled pursuant to this Agreement shall increase by an amount (the "True-Up Amount") equal to the product of:

                      (A) the number of  Adjusted  Nu Skin Class A Shares  minus the sum of (i) the number of shares of Class A Common Stock distributed or distributable to Nu Skin by the Escrow Agent on or prior to the first anniversary of the Effective Date in accordance with the terms of Article VII hereof and the Escrow Agreement plus (ii) the number of shares of Class A Common Stock distributed or distributable to Nu Skin by the Cholestin Escrow Agent pursuant to the terms of Section 5.16 hereof and the Cholestin Escrow Agreement, multiplied by

                      (B) $23.00  minus the  greater  of (x) the  highest of the average closing prices per share of the Class A Common Stock on the New York Stock Exchange for any period of forty consecutive trading days occurring during the period beginning on the date of this Agreement and ending on the trading day that is five trading days prior to the first anniversary of the Effective Date and (y) the True-Up Share Price;

        provided, however, that any Stockholder who, prior to the first anniversary of the Effective Date, has sold any portion of the shares of Class A Common Stock issued to such Stockholder in connection with the Merger shall only be entitled to a True-Up Amount on the shares of Class A Common Stock so sold equal to $23 less the price at which the shares were so sold, but in no event less than $0 or more than the True-Up Amount they would otherwise have been entitled to receive had such shares not been sold.

        (b) The True-Up Amount payable to Stockholders (other than holders of Series A Convertible Preferred Stock) shall be made in accordance with the following three separate rights: the Fixed Stock Right, the Variable Stock Right and the Residual Right (as such terms are defined below). The True-Up Amount payable to the holders of the Series A Convertible Preferred Stock shall be paid solely in Class A Common Stock.

        (c) The "Fixed  Stock  Right"  shall be an amount equal to the lesser of
(i) the True-Up Amount and (ii) the Fixed Stock Amount. The "Fixed Stock Amount" shall be determined as of the Effective Date and shall be the difference (but in no event less than zero) between (A) 45% of the Stockholders' Consideration (as defined below) and (B) the Stock Consideration (as defined below). "Stockholders' Consideration" shall mean the sum of (1) the fair market value of the Class A Common Stock issuable to Stockholders (other than holders of Series A Convertible Preferred Stock) pursuant to Section 2.06 (which fair market value shall be based on the average of the high and low trading prices of the Class A Common Stock on the New York Stock Exchange on the Effective Date (the "Closing Price")), (2) all amounts paid or payable in connection with the redemption of the Company Redeemable Preferred Stock, (3) cash paid in lieu of fractional shares, (4) all amounts paid or payable in respect of Dissenting Shares, (5) any other cash paid by Nu Skin in connection with the Merger other than cash used to repay the Bridge Notes and the 1997 Notes and cash paid to employees or otherwise as compensation, and (6) the maximum amount payable in respect of the True-Up Amount assuming that the True-Up Amount will be computed based upon the difference between $23.00 and the True-Up Share Price. "Stock Consideration" shall mean the fair market value (which fair market value shall be based on the Closing Price) of the Class A Common Stock issuable to holders of Company Capital Stock as of the Effective Date pursuant to clause (a) of Section 2.06 ("Capital Stockholders"). The amount payable by Nu Skin pursuant to the Fixed Stock Right shall be paid solely in shares of Class A Common Stock.

        (d) The "Variable Stock Right" shall be an amount equal to the lesser of
(i) the difference (but in no event less than zero) between the True-Up Amount and the Fixed Stock Amount and (ii) the Variable Stock Amount. The "Variable Stock Amount" shall be determined as of the first anniversary of the Effective Date and shall be equal to the sum of (i) the difference (but in no event less than zero) between (A) 45% of the Adjusted Stockholders' Consideration (as defined below) and (B) the Adjusted Stock Consideration (as defined below) and
(ii) the amount of stock designated as imputed interest under Section 2.15(f) on such Variable Stock Amount. "Adjusted Stockholders' Consideration" shall mean the sum of (1) the fair market value (which fair market value shall be based upon the Closing Price) of the difference between (A) the Class A Common Stock issued to Stockholders (other than holders of Series A Convertible Preferred Stock) pursuant to Section 2.06 (determined after taking into account any Upward Share Adjustment to such shares) and (B) the Class A Common Stock that was not ultimately delivered to Stockholders (other than holders of Series A Convertible Preferred Stock) after release of the Cholestin Escrow Shares and the Escrow Shares, (2) the fair market value (which fair market value shall be based upon the Closing Price) of the Class A Common Stock issued to holders of Company Stock Options prior to the first anniversary of the Effective Date, (3) all amounts paid or payable in connection with the redemption of the Company Redeemable Preferred Stock, (4) cash paid in lieu of fractional shares, (5) all amounts paid or payable in respect of Dissenting Shares, (6) any other cash paid by Nu Skin in connection with the Merger other than cash used to repay the Bridge Notes and the 1997 Notes and cash paid to employees or otherwise as compensation, and (7) the aggregate True-Up Amount as determined pursuant to this Section 2.15. "Adjusted Stock Consideration" shall mean the sum of (i) the fair market value (which fair market value shall be based upon the lesser of (1) the Closing Price and (2) the average of the high and low trading prices of the Class A Common Stock on the first anniversary of the Effective Date) of the difference between (A) the Class A Common Stock issued to Capital Stockholders (determined after taking into account any Upward Share Adjustment to the shares issued to such Capital Stockholders) and (B) the Class A Common Stock that was not ultimately delivered to Capital Stockholders after release of the Cholestin Escrow Shares and the Escrow Shares, and (ii) the difference between (Y) the fair market value of the Class A Common Stock issued to Capital Stockholders pursuant to the Fixed Stock Right (which fair market value shall be based on the lesser of (1) the Closing Price and (2) the high and low trading prices of the Class A Common Stock on the date that the True-Up Amount is paid) and (Z) the amount treated as imputed interest (as described below in subsection (f)) with respect to the stock issued to Capital Stockholders pursuant to the Fixed Stock Right. The amount payable by Nu Skin pursuant to the Variable Stock Right shall be paid solely in shares of Class A Common Stock.

        (e) The "Residual Right" shall be an amount equal to the difference (but in no event less than zero) between (i) the True-Up Amount and (ii) the sum of
(x) the Fixed Stock Amount, (y) the Variable Stock Amount, and (z) the value of the Class A Common Stock issued to holders of Series A Convertible Preferred Stock pursuant to clause (b) of Section 2.15. The amount payable by Nu Skin pursuant to the Residual Right may be paid by Nu Skin, in its sole discretion, in cash or in shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock.

        (f) A portion of all payments in respect of the True-Up Amount payable to the holders of the Series A Convertible Preferred Stock, the Fixed Stock Right, the Variable Stock Right and the Residual Right shall be treated as imputed interest. The amount treated as imputed interest shall be the "total unstated interest" as determined under
Section 483(b) of the Code. The amount treated as imputed interest shall not be treated as paid in Class A Common Stock for purposes of computing the amount of the Fixed Stock Right and the Variable Stock Right. To the extent that the True-up Payment is made in shares of Class A Common Stock, the imputed interest shall be represented by separate stock certificates (the number of which stock certificates shall be rounded up so as to not have fractional shares). Nu Skin shall withhold and pay over Taxes on amounts treated as imputed interest paid to a Stockholder that is a foreign persons within the meaning of Section 7701 of the Code unless, within 30 calendar days prior to the first anniversary of the Effective Date, such Stockholder provides an Internal Revenue Service Form 1001 certifying that such Stockholder is exempt from or entitled to a reduced rate of United States withholding tax, in which case United States withholding tax shall be withheld at the rate specified on such Form 1001.

        (g) Any shares of Class A Common Stock that are issued in payment of the Fixed Stock Right, the Variable Stock Right or the Residual Right shall be valued at the average of the closing prices per share of the Class A Common Stock on the New York Stock Exchange for the twenty consecutive trading days ending on the trading day that is five trading days prior to the first anniversary of the Effective Date.

        (h) Within ten (10) Business Days after the first anniversary of the Effective Date, Nu Skin shall deliver to the Stockholders' Representative a written notice indicating the True-Up Amount, if any, and, within five (5) Business Days after its delivery of such notice, Nu Skin shall deliver the True-Up Amount, if any, to the Stockholders; provided, however, that the pro rata portion of the True-Up Amount that is attributable to the shares of Class A Common Stock, if any, remaining in the Indemnity Escrow Fund (as defined in the Escrow Agreement) to cover the Reserved Amount (as defined in the Escrow Agreement) shall be delivered by Nu Skin to the Escrow Agent and distributed by the Escrow Agent in accordance with the Escrow Agreement.

        (i) Any shares of Class A Common Stock issued by Nu Skin in satisfaction of its obligation to pay the True-Up Amount shall be issued to the Stockholders' Representative registered in such names and denominations as shall be specified by the Stockholder's Representative, and any cash paid by Nu Skin in satisfaction of its obligation to pay the True-Up Amount shall be paid by wire transfer to an account designated in writing by the Stockholders' Representative on behalf of the Stockholders, in each case to be held by the Stockholders' Representative in trust for the benefit of the Stockholders entitled thereto.

        (j) Notwithstanding anything contained in this Section 2.15 to the contrary, in the event that the average of the closing values of the Russell 2000 Index for at least two periods of thirty consecutive trading days (which two periods do not include any common trading day) occurring during the period beginning on the date of this Agreement and ending on the date that is five trading days prior to the first anniversary of the Effective Date does not equal or exceed 440, then the True-Up Amount shall be reduced by multiplying the True-Up Amount otherwise payable to the Stockholders pursuant to this Section 2.15 by the quotient of (A) the greater of (i) the highest average of the closing values of the Russell 2000 Index for any period of forty consecutive trading days occurring during the period beginning on the date of this Agreement and ending on the date that is five trading days prior to the first anniversary of the Effective Date and (ii) 310, divided by (B) 440; provided, however, that in no event shall the quotient applied pursuant to this
Section 2.15(j) exceed 1.0.

        (k) To the extent the holders of the Assumed Options are disadvantaged as a result of having been option holders as opposed to holders of Company Capital Stock immediately prior to the Effective Time, such holders of the Assumed Options shall become entitled to receive upon exercise of their options a True-Up Amount similar to that to be received by the Stockholders pursuant to this Section 2.15 (the "Option True-Up"). To the extent the Assumed Options are exercised between the Effective Time and the first anniversary of the Effective Time, the Option True-Up shall be payable at the first anniversary of the Effective Time in the same amount, in the same manner and subject to the same limitations as are otherwise provided in this Section 2.15. To the extent the Assumed Options are exercised subsequent to the first anniversary of the Effective Time, the Option True-Up shall be payable at the time of such exercise and in the same amount as would have been paid had such Assumed Options been exercised prior to the first anniversary of the Effective Time.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As an inducement to Nu Skin and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Nu Skin and Merger Sub, except as set forth on the Company Disclosure Schedule, as follows:

        SECTION 3.01. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the receipt of the stockholder approvals set forth in Section 3.27. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the

Company of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of the Company, subject in the case of the consummation of the Merger to the receipt of the stockholder approvals set forth in Section 3.27. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Nu
Skin and Merger Sub) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        SECTION 3.02. Capital Stock of the Company; Ownership of the Capital Stock. (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 41,578,571 shares of Preferred Stock. There is no other capital stock authorized for issuance. As of the date hereof, (i) 11,816,210 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Series A Convertible Preferred Stock are issued and outstanding, (iii) no shares of Series B Redeemable Preferred Stock are issued and outstanding, (iv) 10,050,000 shares of Series B Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (v) 3,428,571 shares of Series C Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (vi) 4,668,242 shares of Series D Redeemable Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (vii) 4,668,242 shares of Series D Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (viii) 2,757,736 shares of Company Common Stock are reserved for issuance upon exercise of Company Warrants which are issued and outstanding as of the date hereof as more particularly described in
Section 3.02 of the Company Disclosure Schedule (ix) 7,929,962 shares of Company Common Stock are reserved for issuance upon exercise of the Company Stock Options which are issued and outstanding as of the date hereof, (x) 10,050,000 shares of Company Common Stock are reserved for issuance upon conversion of the shares of Series B Convertible Preferred Stock which are issued and outstanding as of the date hereof, (xi) 3,428,571 shares of Company Common Stock are reserved for issuance upon conversion of the shares of Series C Convertible Preferred Stock which are issued and outstanding as of the date hereof, and
(xii) 4,668,242 shares of Company Common Stock are reserved for issuance upon conversion of the shares of Series D Convertible Preferred Stock which are issued and outstanding as of the date hereof. None of the issued and outstanding shares of Company Capital Stock was issued in violation of any preemptive rights. Except as set forth in this Section 3.02(a), there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party relating to the capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, the Company. Except as set forth in Section 3.02(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of

Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

        (b) Except as set forth in Section 3.02(b) of the Company Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary has knowledge with respect to the voting or transfer of any shares of capital stock of or any other interest in the Company.

        (c) The stock register of the Company accurately records (i) the name of each registered owner of shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

        (d) Section 3.02(d) of the Company Disclosure Schedule sets forth the names of all participants in the Company Stock Option Plans holding Assumed Options, the number of Assumed Options held by each such participant as of the date hereof and the vesting schedule for unvested Assumed Options held by each such participant.

        SECTION 3.03. Subsidiaries. (a) Section 3.03(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

        (b) Other than the Subsidiaries, the Company does not own, beneficially or of record, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same in any person. Other than the Subsidiaries, the Company is not a member of, nor is any part of the Business conducted through, any partnership. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, the Company is not a participant in any joint venture or similar arrangement.

        (c) Each Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so duly licensed or qualified and in good standing would not have a Material Adverse Effect.

        (d) All of the outstanding shares of capital stock of each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and, except as set forth in Section 3.03(d) of the Company Disclosure Schedule, are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances and, except with respect to wholly owned Subsidiaries, are free of preemptive rights.

        (e) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

        (f) All actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or bylaws (or similar organizational documents). True, complete and correct copies of the charter and bylaws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered by the Company to Nu Skin.

        (g) Except as set forth in Section 3.03(g) of the Company Disclosure Schedule, no Subsidiary is a member of, nor is any part of its business conducted through, any partnership, nor is any Subsidiary a participant in any joint venture or similar arrangement.

        (h) Except as set forth in Section 3.03(h) of the Company Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary has knowledge with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

        (i) The stock register of each Subsidiary accurately records (i) the name of each registered owner of shares of capital stock of such Subsidiary and
(ii) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

        SECTION 3.04. Books and Records. The minute books of the Company and the Subsidiaries contain true, complete and correct in all material respects records of all meetings of, and completely and correctly in all material respects reflect all other corporate actions taken by, the stockholders, boards of directors and all committees of the boards of directors of the Company and the Subsidiaries. True, complete and correct copies of all such minute books and of the stock register (or equivalent document) of the Company and each Subsidiary have been provided by the Company to Nu Skin.

        SECTION 3.05. No Conflict. (a) Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 of the Company Disclosure Schedule and Section 3.27 have been obtained and all filings and notifications listed in Section 3.06 of the Company Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Company, except as may result from any facts or circumstances relating solely to Nu Skin or Merger Sub, do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of the Company or any Subsidiary, (ii) conflict with or violate any Law or Governmental Order applicable to the Company, any Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the Business, except, in the case of this clause
(ii), for such conflicts or violations as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as set forth in
Section 3.05 of the Company Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any shares of capital stock of the Company or on any of the assets or properties of the Company or any Subsidiary pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, sublicense, permit, franchise or other instrument or arrangement to which the Company, or any Subsidiary is a party or by which any shares of capital stock of the Company or any of such assets or properties is bound or affected.

        (b) The Company has no knowledge of any reason why all of the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

        SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as described in Section 3.06 of the Company Disclosure Schedule.

        SECTION 3.07. Financial Information, Books and Records. (a) The Company has delivered to Nu Skin true, complete and correct copies of its audited consolidated financial statements as of and for each year ended March 31, 1996, 1997 and 1998 (the "Audited Financial Statements") and its unaudited consolidated financial Statements for the four-month period ended July 31, 1998 (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company,
(ii) present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except that the Interim Financial Statements do not contain any footnotes required by U.S. GAAP that, if presented, would not differ materially from those provided in the Audited Financial Statements) and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries and the results of the operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby.

        (b) The books of account and other financial records of the Company (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP, (ii) are in all material respects true, complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

        SECTION 3.08. No Undisclosed Liabilities. Except as set forth in Section
3.08 of the Company Disclosure Schedule, there are no Liabilities of the Company or any Subsidiary, other than Liabilities adequately reflected or reserved against on the Audited Balance Sheet. To the extent required in accordance with U.S. GAAP, reserves are reflected on the Audited Balance Sheet against all Liabilities of the Company and the Subsidiaries in amounts that have been established in accordance with U.S. GAAP.

        SECTION 3.09. Receivables. Except to the extent, if any, reserved for on the Audited Balance Sheet, all Receivables reflected on the Audited Balance Sheet arose from, and the Receivables existing at the Effective Time will have arisen from, the bona fide sale of inventory or services to persons not affiliated with the Company or any Subsidiary and in the ordinary course of business and, except as reserved against on the Audited Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company or a Subsidiary not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued, and co-op advertising expenses either accrued on the Reference Balance Sheet or set forth in Section 3.09 of the Company Disclosure Schedule incurred, in the ordinary course of business consistent with past practice. All Receivables reflected on the Audited Balance Sheet or arising from the date thereof until the Effective Date (subject to the reserve for bad debts, if any, reflected on the Audited Balance Sheet) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 90 calendar days of the Effective Date.

        SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since March 31, 1998, except as set forth in
Section 3.10 of the Company Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as set forth in Section 3.10 of the Company Disclosure Schedule and except for changes made with the written approval of Nu Skin in anticipation of the Merger, since March 31, 1998, neither the Company nor any Subsidiary has:

               (i) permitted or allowed any of its properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

               (ii) discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Audited Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1998;

               (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any person;

               (iv) failed to pay or otherwise discharge when due any Liability thereof;

               (v) redeemed,  purchased or otherwise acquired any of its capital stock or declared, set aside, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company;

               (vi) made any material changes in its customary methods of operations or the customary methods of operations of the Business, including, without limitation, practices and policies relating to research and development, licensing, manufacturing, purchasing, inventories, marketing, selling and pricing;

               (vii) merged with, entered into a consolidation with or acquired an interest of five percent or more in any person or acquired a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquired any material assets;

               (viii) made any capital expenditure or commitment for any capital expenditure in excess of US$25,000 individually or US$100,000 in the aggregate;

               (ix) sold, transferred, leased, subleased, licensed, sublicensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of inventories in the ordinary course of business consistent with past practice;

               (x) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Subsidiary;

               (xi) entered into any agreement, arrangement or transaction with, or made any commitments or promises to, any of its directors, officers, employees, stockholders or affiliates, or with any relative, beneficiary, spouse or affiliate of any such person;

               (xii) (A) granted or announced any increase in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by it to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case, except as required by Law;

               (xiii) written down or written up (or failed to write down or write up in accordance with U.S. GAAP) the value of any Receivables or revalued any of its assets;

               (xiv) amended, terminated, canceled or compromised any material claims or waived any material rights;

               (xv) made any change in any method of accounting or accounting practice or policy, other than such changes required by U.S. GAAP or set forth in Section 3.10 of the Company Disclosure Schedule;

               (xvi) failed to maintain the Assets in accordance with good business practice and in good operating condition and repair (ordinary wear and tear excepted) for the requirements of the Business as currently conducted;

               (xvii) allowed any Permit or Environmental Permit that was issued or relates to it or otherwise relates to any Asset or the Business to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Effective Date;

               (xviii)  incurred  any  Indebtedness,  in   excess  of  US$25,000
        individually or US$100,000 in the aggregate;

               (xix) amended, modified or consented to the termination of any Material Contract or its rights thereunder;

               (xx) amended or restated its charter or bylaws or the charter or bylaws of any Subsidiary;

               (xxi) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of fewer than 10 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

               (xxii) made charitable contributions which aggregate more than $25,000;

               (xxiii)disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or in the ordinary course of business pursuant to customary non-disclosure agreements) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to or under which it has any material right, title, interest or license;

               (xxiv) made any express or deemed election or settled or compromised any liability, with respect to Taxes;

               (xxv) suffered any damage, destruction or loss with respect to any of the Assets which in the aggregate have a replacement cost of more than US$25,000, whether or not any such damage, destruction or loss shall have been covered by insurance;

               (xxvi) suffered any Material Adverse Effect or suffered any occurrence which could reasonably be expected to have a Material Adverse Effect; or

               (xxvii)agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

        SECTION 3.11. Litigation. (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule (which, with respect to each Action listed therein, sets forth (i) the parties, (ii) the nature of the proceeding, (iii) the date and method commenced, and (iv) the amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or, to the knowledge of the Company, any affiliate thereof and relating to the Business, the Company or any Subsidiary), or affecting any of the Assets or the Business, pending before, or, to the knowledge of the Company, threatened to be brought by or before, any Governmental Authority.

        (b) None of the matters set forth in Section 3.11(a) of the Company Disclosure Schedule has had or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

        (c) Except as set forth in Section  3.11(c)  of the  Company  Disclosure
Schedule, none of the Company or any Subsidiary or any of their respective assets or properties, including, without limitation, the Assets, is subject to any Governmental Order, nor, to the knowledge of the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority.

        SECTION 3.12. Certain Interests. (a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any stockholder, officer or director of the Company or any Subsidiary (excluding, in all cases, venture capital funds or institutional investors and their affiliates), any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director, or any affiliate of any such person:

               (i) has any direct or indirect financial interest in any competitor, material supplier or material customer of the Company or any Subsidiary, or any other person with which the Company or any Subsidiary has, or has had, during the last three years, a material business arrangement or relationship; provided, however, that the ownership of equity securities representing no more than five percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other material connection or relationship with such competitor, supplier or customer; or

               (ii) owns, directly or indirectly, in whole or in part, or has any other material interest in any material tangible or intangible property belonging to or used, held for use or intended to be used by the Company or any Subsidiary or forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business.

        (b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, no officer, director or stockholder of the Company or any Subsidiary, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder, and no affiliate of any such person has outstanding any Indebtedness to the Company or any Subsidiary.

        (c) Except for the Bridge Notes and the 1997 Notes and except as set forth in Section 3.12(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Company or any Subsidiary, to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder, or to any affiliate of any such person.

        SECTION 3.13. Compliance with Laws. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, the Company and its Subsidiaries have received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to the conduct of the business of the Company and its Subsidiaries and the marketing and distribution of all of their products, as such business, marketing and distribution are now conducted with the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission and any other Governmental Authority. Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company has substantiation that all statements of nutritional support filed by the Company pursuant to Section 6 of the Dietary Supplement Health and Education Act of 1994 ("DSHEA") are truthful and non-misleading and comply in all respects with the requirements of Section 6 of DSHEA.

        Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary, or any of their officers, employees or agents, have received any communication or notice of any kind, whether formal or informal, from any Governmental Authority indicating or alleging that the Company, or any of its Subsidiaries, have violated any Laws or Governmental Orders, or that the Company's or the Subsidiary's products, marketing practices or claims, or distribution methods, violate any Laws or Governmental Order.

        Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company and the Subsidiaries have each conducted and continue to conduct the Business in accordance in all material respects with all Laws and Governmental Orders applicable to the Company or any Subsidiary or any of the Assets or the Business, and neither the Company nor any Subsidiary is in material violation of any such Law or Governmental Order.

        SECTION 3.14. Environmental Matters. (a) Except as set forth in Section 3.14(a)(i) of the Company Disclosure Schedule, (i) the Company and each Subsidiary is and has been in material compliance with all applicable Environmental Laws; (ii) the Company and each Subsidiary has obtained all material Environmental Permits and is and has been in material compliance with their requirements; (iii) to the knowledge of the Company there are no underground or aboveground storage tanks or any surface impoundments, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Leased Real Property or, to the knowledge of the Company, on any real property formerly owned, leased or occupied by the Company or any Subsidiary at the time the Company or Subsidiary owned, leased or occupied such property; (iv) to the knowledge of the Company there is no friable asbestos or friable asbestos-containing material on any of the Leased Real Property; (v) except as would not reasonably be expected to result in material liability, neither the Company nor any Subsidiary has released, discharged or disposed of Hazardous Materials on any of the Leased Real Property or on any real property formerly owned, leased or occupied by the Company or the Subsidiaries and, to the knowledge of the Company, none of such property is contaminated with any Hazardous Materials; (vi) neither the Company nor any Subsidiary is undertaking, or has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of Hazardous Materials at any of the Leased Real Property or on any real property formerly owned, leased or occupied by the Company or any Subsidiary, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (vii) there are no material past or, to the knowledge of the Company, pending threats of Environmental Claims against the Company or any Subsidiary or any of the Leased Real Property, and, to the knowledge of the Company, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation with respect to any off-site disposal location presently or formerly used by the Company or any Subsidiary or any of their predecessors.

        (b) The Company has provided Nu Skin with copies of any environmental reports, studies or analyses in its possession or under its control relating to the Leased Real Property or the operations of the Company and the Subsidiaries.

        SECTION 3.15. Material Contracts. (a) Section 3.15(a) of the Company Disclosure Schedule contains a true, complete and correct list of each of the following contracts, agreements and commitments (including, without limitation, oral and informal arrangements to the extent the same are material to the Business) to which the Company or any Subsidiary is a party (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Leased Real Property (including, without limitation, brokerage contracts) listed in Section 3.17(a) or 3.17(b) of the Company Disclosure Schedule, and all agreements set forth in Section 3.16(a) of the Company Disclosure Schedule, the "Material Contracts"):

               (i) each contract, agreement, invoice, purchase order and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, any Subsidiary or otherwise related to the Business under the terms of which the Company or any Subsidiary could reasonably be expected to pay or otherwise give consideration of more than US$25,000 in the aggregate during the fiscal year ending March 31, 1999 or US$250,000 over the remaining term of such contract, and which cannot be canceled by the Company or such Subsidiary without penalty or further payment and without more than 30 days' notice;

               (ii) each contract, agreement, invoice, sales order and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any Subsidiary or otherwise related to the Business under the terms of which the Company or any Subsidiary could reasonably be expected to receive consideration of more than US$25,000 in the aggregate during the fiscal year ending March 31, 1999 or US$250,000 over the remaining term of the contract, and which cannot be canceled by the Company or such Subsidiary without penalty or further payment and without more than 30 days' notice;

               (iii)   each   broker,   distributor,    dealer,   manufacturer's
        representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract, agreement or commitment;

               (iv) each contract, agreement or commitment with any present or former employee, independent contractor or consultant (excluding routine engagement letters with individual attorneys or law firms);

               (v)  each   contract,   agreement  or   commitment   relating  to
        Indebtedness of the Company or any Subsidiary;

               (vi) each contract, agreement or commitment with any Governmental Authority;

               (vii) each contract, agreement or commitment limiting or purporting to limit the ability of the Company, any Subsidiary, the Business or any successor thereto to compete in any line of business or with any person or in any geographic area or during any period of time;

               (viii) each contract, agreement or commitment between or among the Company or any Subsidiary and the Company or any affiliate of the Company;

               (ix)  each  contract,   agreement  or  commitment  providing  for
        benefits under any Plan;

               (x) each contract, agreement or commitment under which the Company has obtained or will obtain any Intellectual Property;

               (xi) each contract, agreement or commitment that materially limits or restricts, or could reasonably be expected to materially limit and restrict, the ability of the Company or any Subsidiary or, immediately after the Effective Time, Nu Skin or any subsidiary thereof, to use, modify, display, reproduce, distribute, license, sell or provide the Company's or any Subsidiaries' products or services;

               (xii) each contract, agreement or commitment, whether or not made in the ordinary course of business, which is material to the Company, any Subsidiary or the conduct of the Business or the absence of which could reasonably be expected to have a Material Adverse Effect; and

               (xiii) each research and collaboration contract.

        For purposes of this Section 3.15 and Sections 3.16, 3.17 and 3.18, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

        (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, each Material Contract (i) is legal, valid and binding on the Company or Subsidiary party thereto and is in full force and effect, (ii) to the knowledge of the Company is legal, valid and binding on the counterparty to such Material Contract and (iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Sections
3.05 and 3.06 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in material breach of, or material default under, any Material Contract.

        (c) Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, to the knowledge of the Company no other party to any Material Contract is in breach thereof or default thereunder.

        (d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any person any preferential right to purchase any of the properties or assets of the Company or any Subsidiary.

        SECTION 3.16. Intellectual Property. (a) Section 3.16(a)(i) of the Company Disclosure Schedule contains a true, complete and correct list of each patent and patent application, trademark registration and trademark application, service mark registration and service mark application, copyright registration and copyright application and other material Intellectual Property of the Owned Intellectual Property and Section 3.16(a)(ii) of the Company Disclosure Schedule contains a true, complete and correct list of all Licensed Intellectual Property (excluding software that may be purchased over-the-counter for less than $25,000). Except as otherwise described in Section 3.16(a)(i) of the Company Disclosure Schedule, in each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application listed in Section 3.16(a)(i) of the Company Disclosure Schedule is held by assignment, the assignment has been duly recorded with the Governmental Authority from which the patent or registration issued or before which the application for registration is pending. Except as set forth in Section 3.16(a)(iii) of the Company Disclosure Schedule, and except with respect to any patent, trademark, copyright, and other proprietary right licensed to the Company or any Subsidiary in the Licensed Intellectual Property, the rights of the Company or any Subsidiary in or to the Owned Intellectual Property do not conflict with, misappropriate, or infringe upon the patent, trademark, copyright, or other proprietary right of any third party within the United States of America, Japan, Hong Kong, Taiwan, the People's Republic of China, South Korea or Europe.

        (b) Except as set forth in Section 3.16(b)(i) of the Company Disclosure Schedule, all of the Owned Intellectual Property is exclusively owned by the Company free and clear of any Encumbrance, and the Company is entitled to use all such Intellectual Property in the continued business or operations of the Company and the Subsidiaries in a manner consistent with past practice. Neither the Company nor any Subsidiary has granted any license, sublicense or other right to any other person with respect to the Owned Intellectual Property or the Licensed Intellectual Property. Except as set forth in Section 3.16(b)(ii) of the Company Disclosure Schedule, and except with respect to any patent, trademark, copyright, and other proprietary rights licensed to the Company or any Subsidiary in the Licensed Intellectual Property, no Actions have been made or asserted or are pending, nor, to the knowledge of the Company, has any such Action been threatened, against the Company or any Subsidiary either i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or ii) alleging that the use of the Owned Intellectual Property or that any services provided by, processes used by, or products manufactured or sold by the Company or any Subsidiary does or may conflict with, misappropriate or infringe upon the patent, trademark, copyright, or other proprietary right of any third party. Except as set forth in Section 3.16(b)(ii) of the Company Disclosure Schedule, to the knowledge of the Company, no Person is engaging in any activity or using any Intellectual Property that infringes upon the Owned Intellectual Property or the Licensed Intellectual Property or upon the rights of the Company or any Subsidiary therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

        (c) With respect to all trademarks of the Licensed Intellectual Property and Owned Intellectual Property, the registered user provisions (applicable as of the date hereof) of all nations requiring such registrations by the Company and its Subsidiaries have been complied with.

        (d) The Company has, or has caused to be, delivered to Nu Skin and Merger Sub true, complete and correct copies of all of the licenses and sublicenses for Licensed Intellectual Property listed in Section 3.16(a)(ii) of the Company Disclosure Schedule (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each such license and sublicense (together with all amendments, consents and evidence of commencement dates and expiration dates pertaining thereto):

               (i) such license or sublicense is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) except as otherwise set forth in Section 3.16(d)(ii) of the Company Disclosure Schedule, such license or sublicense will not cease to be legal, valid binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) except as set forth in Section 3.16(d)(iii) of the Company Disclosure Schedule, with respect to each such license or sublicense: A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in accordance with its terms, B) neither the Company nor any Subsidiary has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such license or sublicense;

               (iv) except as set forth in Section 3.16(d)(iv) of the Company Disclosure Schedule, none of the Company, any Subsidiary nor, to the knowledge of the Company, any other party to such license or sublicense is in breach or default in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense; and

               (v) no Actions have been made or asserted in a writing received by the Company or any Subsidiary or are pending, nor, to the knowledge of the Company, has any such Action been threatened, against the Company or any Subsidiary either based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Licensed Intellectual Property or alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright, or other proprietary right of any third party, and to the knowledge of the Company, no such Actions have been made, asserted, are pending, or threatened against any third party licensor or licensee of any Licensed Intellectual Property.

        (e) With respect to pending applications of the Owned Intellectual Property and the Licensed Intellectual Property that are material to the business or operation of the Company or any Subsidiary, the Company is not aware of any reason that could reasonably be expected to prevent any such application from being granted. The Owned Intellectual Property has not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, is valid and enforceable

        (f) The Intellectual Property listed in Sections 3.16(a)(i) and (ii) of the Company Disclosure Schedule includes all of the identifiable Owned
Intellectual Property and Licensed Intellectual Property belonging to or used, held for use or presently intended to be used by the Company or any Subsidiary, and all Owned Intellectual Property and Licensed Intellectual Property material to the continued operation of the business of the Company and all Subsidiaries in a manner consistent with past practice. Except as set forth on Section 3.16(b)(ii) of the Company Disclosure Schedule, to the knowledge of the Company, there are no other items of Intellectual Property material to the continued operation of the business of the Company and all Subsidiaries in a manner consistent with past practice.

        (g) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property, and to the knowledge of the Company, there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Subsidiary by any person.

        (h) Section 3.16(h) of the Company Disclosure Schedule identifies each person to whom the Company or any of its Subsidiaries has sold or otherwise transferred any interest or rights to any Intellectual Property (other than in the ordinary course of business) or purchased rights in any Intellectual Property, and the date, if applicable, of each such sale, transfer or purchase (other than interests or rights arising pursuant to a written agreement in connection with the transfer of materials or information solely for the purpose of (a) potentially entering into a business relationship with the Company, (b) providing goods to the Company or (c) providing services to the Company).

        (i) The Company and each Subsidiary have taken reasonable steps in accordance with normal industry practice to preserve and maintain reasonably complete notes and records relating to its know-how, inventions, processes, procedures, drawings, specifications, designs, plans, written proposals, technical data, works of authorship and other proprietary information.

        SECTION 3.17. Real Property. (a) Neither the Company nor any Subsidiary owns or has owned any real property.

        (b) Section 3.17(b) of the Company Disclosure Schedule contains a true, complete and correct list of (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the term (referencing applicable renewal periods) and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property. The Company has made available to Nu Skin true, complete and correct copies of each lease or sublease for each parcel of Leased Real Property listed in Section 3.17(b) of the Company Disclosure Schedule (including, without limitation, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates).

        (c) Except as described in Section 3.17(c) of the Company Disclosure Schedule, to the knowledge of the Company, there is no material violation of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the Leased Real Property. The Company has made available to Nu Skin all of the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other title documents and other documents in possession of the Company and relating to or otherwise affecting the Leased Real Property, the operations of the Company or any Subsidiary thereon or any other uses thereof. Either the Company or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Leased Real Property and, to the knowledge of the Company, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Leased Real Property are adequate for the conduct of the Business as it has been and currently is conducted. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Leased Real Property. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other person, nor has the Company or any Subsidiary assigned its interest under any lease or sublease listed in Section 3.17(b) of the Company Disclosure Schedule to any third party.

        (d) With respect to each lease and sublease delivered to Nu Skin pursuant to Section 3.17(b):

               (i) such lease or sublease, together with all ancillary documents delivered pursuant to Section 3.17(b), is legal, valid, binding and enforceable on the Company and, to the Company's knowledge, on the other party thereto and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

               (ii) except as otherwise set forth in Section 3.17(d)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

               (iii) except as set forth in Section 3.17(d)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease (A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

               (iv) none of the Company, any Subsidiary nor, to the knowledge of the Company, any other party to such lease or sublease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

        (e) To the knowledge of the Company, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Leased Real Property.

        (f) To the knowledge of the Company, all of the Leased Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts that could reasonably be expected to prevent the Leased Real Property from being occupied by the Company or any Subsidiary, as the case may be, after the Effective Time in the same manner as occupied by the Company or such Subsidiary immediately prior to the Effective Time.

        (g) To the knowledge of the Company, no improvements on the Leased Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Leased Real Property, other than those which are transferable with the Leased Real Property, are required by any Governmental Authority having jurisdiction over the Leased Real Property.

        (h) Except as otherwise set forth in Section 3.17(h) of the Company Disclosure Schedule, there have been no improvements of a value in excess of US$10,000 in the aggregate made to or construction on any Leased Real Property within the applicable period for the filing of mechanics' liens.

        (i) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

        (j) Either the Company or a Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Leased Real Property for the full term of such renewal options.

        SECTION 3.18. Tangible Personal Property. (a) Section 3.18(a) of the Company Disclosure Schedule contains a true, complete and correct list of each item or distinct group of Tangible Personal Property having a book value (as of the date of the Interim Financial Statements) of in excess of $10,000 or that is otherwise material to the business or operations of the Company or any Subsidiary.

        (b) The Company has, or has caused to be, delivered to Nu Skin and Merger Sub true, complete and correct copies of all leases and subleases for the Leased Tangible Personal Property listed in Section 3.18(a) of the Company Disclosure Schedule and any and all material ancillary documents pertaining thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

               (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.18(b), is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

               (ii) except as set forth in Section 3.18(b)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

               (iii) except as set forth in Section 3.18(b)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease (A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

               (iv) none of the Company, any Subsidiary nor, to the knowledge of the Company, any other party to such lease or sublease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

        (c) Either the Company or a Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of Leased Tangible Personal Property for the full term of such renewal options.

        SECTION 3.19. Assets. (a) Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, either the Company or a Subsidiary, as the case may be, owns, leases or has the legal right to use all of the properties and assets forming a part of or used or held for use in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business or otherwise belonging to or used by the Company or any Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements belonging to or used, held for use or intended to be used by the Company or any Subsidiary or necessary for, or otherwise material to the conduct of, the business and operations of the Business (all such properties, assets and rights being the "Assets"). Either the Company or a Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances, except (i) as set forth in Section 3.16, 3.17(a), 3.17(b), 3.18 or 3.19(a) of the Company Disclosure Schedule and (ii) Permitted Encumbrances.

        (b) The Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

        (c) Following the consummation of the transactions contemplated by this Agreement, either the Surviving Corporation or one of its subsidiaries will continue to own, with good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets, free and clear of any and all Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately after the Effective Time, either the Surviving Corporation or one of its subsidiaries shall own and possess all documents, books, records, agreements and financial data of any sort belonging to or used by the Company or any Subsidiary or necessary for, or otherwise material to the conduct of, the business and operations of the Business.

        SECTION 3.20. Customers. Section 3.20 of the Company Disclosure Schedule contains a true, complete and correct list of the names and addresses of each of the 20 most significant customers (by revenue) of the Company and the Subsidiaries for the 12-month period ended March 31, 1998 and the amount for which each such customer was invoiced during such period. Except as set forth in
Section 3.20 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received any notice or has any reason to believe that any significant customer of the Company or any Subsidiary has ceased, or will cease, to use the products, equipment, goods or services of the Company or any Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

        SECTION 3.21. Employee Benefit Matters. (a) Section 3.21(a) of the Company Disclosure Schedule contains a true, complete and correct list of each Plan. Each Plan is in writing and the Company has furnished Nu Skin and Merger Sub with a true, complete and correct copy of each Plan and a true, complete and correct copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as set forth in Section 3.21(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary. Except as set forth in Section 3.21(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

        (b) None of the Plans is a Multiemployer Plan or a Multiple Employer Plan. Except as set forth in Section 3.21(b)(i) of the Company Disclosure
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Plan or (ii) materially increase any benefits otherwise payable under any Plan. Neither the Company nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to section 280G(b)(4) of the Code); and no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement.

        Except as set forth in Section 3.21(b)(ii) of the Company Disclosure Schedule, none of the Company, its Subsidiaries nor any other person which together with the Company or any of its Subsidiaries would be treated as a single employer under the Code maintains or has at any time maintained, or contributes to or has at any time within the last six years contributed to or been obligated to contribute to, any "pension plan" (within the meaning of Section 3(3) of ERISA).

        None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary except as required by Section 4980B(f) of the Code. Except as set forth in Section 3.21(b)(iii) of the Company Disclosure Schedule, each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

        (c) Each Plan is now and always has been operated in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Laws, including, without limitation, ERISA and the Code. Each of the Company and each Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No Action is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such Action.

        (d) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

        (e) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any liability for any penalty or excise tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such material liability.

        (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could give rise to any such challenge or disallowance.

        (g) Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of the Company or any Subsidiary was issued by an insurance company which received the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Effective Date.

        (h) Except as set forth in Section 3.21(h) of the Company Disclosure Schedule, each of the Company and each Subsidiary is in compliance with the applicable requirements of the Americans with Disabilities Act.

        (i) Except as set forth on Section 3.21(i) of the Company Disclosure Schedule, each Plan provides that it may be amended or terminated at any time and, except for benefits protected under ERISA or the Code, all benefits payable to current, terminated or retired employees or any beneficiary, including, without limitation, post-employment health care or insurance benefits, may be amended or terminated by the Company or its Subsidiaries at any time without liability.

        (j) All material expenses and liabilities relating to all of the Plans have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and disclosed in accordance with U.S. GAAP and in Plan financial statements.

        SECTION 3.22. Labor Matters. Except as set forth in Section 3.22 of the Company Disclosure Schedule, (a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (d) there are no unfair labor practice complaints or any Actions pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary; (e) each of the Company and each Subsidiary is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) each of the Company and each Subsidiary has paid in full to all of their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary; (h) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any person.

        SECTION 3.23. Key Employees. (a) Section 3.23 of the Company Disclosure Schedule contains a true, complete and correct list of the name, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1996, 1997 and 1998, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Subsidiary employed by the Company whose annual compensation exceeded (or, in 1998, is expected to exceed) US$75,000.

        (b) The Company has not been advised that any member of its Scientific Advisory Board or its Medical Advisory Board will resign from, or otherwise cease to participate on, such boards following the Merger.

        SECTION 3.24. Taxes. (a) (i) Except as disclosed in Section 3.24 of the Company Disclosure Schedule, all returns and reports in respect of Taxes required to be filed with respect to the Company and each Subsidiary have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities or income of the

Company or any Subsidiary) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed in writing by any Tax authority (insofar as it relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability); (v) there are no actions or proceedings for the assessment or collection of Taxes pending or threatened in writing against the Company or any Subsidiary; (vi) no consent under section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (vii) there are no tax liens on any assets of the Company or any Subsidiary other than statutory liens for Taxes not yet due; (viii) from and after March 31, 1993, neither the Company or any Subsidiary has been includible in any consolidated return for Federal income tax purposes (other than the Federal income tax consolidated return for which the Company is the common parent) for any taxable period for which the statute of limitations has not expired and (ix) none of the Company or Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (b) Except as disclosed with reasonable specificity in Section 3.24 of the Company Disclosure Schedule, there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject.

        (c) On the Reference Balance Sheet, reserves and allowances have been provided that are adequate to satisfy all Liabilities for Taxes relating to the Company and Subsidiaries for periods through August 22, 1998.

        (d) Neither the Company nor any Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (e) Prior to December 13, 1996 Generation Health, Inc., a California corporation, did not transfer any assets to the Company or any other Subsidiary.

        SECTION 3.25. Insurance. Section 3.25 of the Company Disclosure Schedule lists (i) each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past five years, and (ii) any claims made by the Company or any Subsidiary under any such policies at any time within the past five years. With respect to each such insurance policy (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof. At the Effective Time, all insurance policies currently in effect will be outstanding and in full force and effect, and all premiums due thereon will have been paid in full.

        SECTION 3.26. Full Disclosure. The Company is not aware of any facts which pertain specifically to the Company, any Subsidiary or the Business (as opposed to facts that pertain generally to companies in the Company's or any Subsidiary's industry) which could reasonably be expected to have a Material Adverse Effect on the Company, any Subsidiary or the Business or which are likely in the future to have a Material Adverse Effect on the Company, any Subsidiary or the Business and which have not been disclosed in this Agreement, the Company Disclosure Schedule, the Audited Financial Statements, the Interim Financial Statements or otherwise disclosed to Nu Skin or Merger Sub by the Company in writing. No representation or warranty of the Company in this Agreement, nor any written statement or certificate furnished or to be furnished to Nu Skin or Merger Sub pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole and in light of the circumstances under which they were made, not misleading.

        SECTION 3.27. Stockholder Approval Requirements. The only actions by the stockholders of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby are the consents of (a) the holders of a majority of the outstanding shares of Company Common Stock, (b) the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, (c) the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate class, (d) the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock, voting as a separate class, and (e) the holders of a majority of the outstanding shares of Series D Convertible Preferred Stock, voting as a separate class.

        SECTION 3.28. Products and Product Claims. (a) Section 3.28(a) of the Company Disclosure Schedule identifies each of the products of the Company and its Subsidiaries that are currently being marketed and distributed by the Company together with the date such product was first marketed or distributed and any royalties that are payable in connection with the sale and distribution of such product. All labels or marketing materials prepared or distributed by the Company with respect to each product of the Company have been provided to Nu Skin. To the best of the Company's knowledge, all current claims made by the Company or any Subsidiary on any label or marketing materials do not violate any Law or Governmental Order (based upon current interpretations and current regulations), and the

Company has sufficient substantiation documentation, including scientific substantiation, to support the claims being made with respect to each product in compliance with all Laws or Governmental Orders (based upon current interpretations and current regulations) where the products are currently marketed and distributed.

        (b) Section 3.28(b) of the Company Disclosure Schedule identifies each of the products currently under development by the Company, a brief description of the product, the current status of the development of such product and any royalty arrangements (including the amount of any royalties payable) with respect to such product.

        (c) Except as set forth in Section 3.28(c) of the Company Disclosure Schedule, no Actions have been made or asserted against the Company or any Subsidiary, and, to the knowledge of the Company and each Subsidiary, no complaints (other than consumer complaints made in the ordinary course of business that, individually or in the aggregate, could not have a Material Adverse Effect) have been made or asserted against the Company or any Subsidiary regarding the safety or efficacy of the Company's products (whether or not currently being produced or sold) nor is the Company aware of any side effects or adverse health consequences associated with such products that are not disclosed on the label or labeling of such products. There is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company.

        (d) Except as set forth in Section 3.28(d) of the Company Disclosure Schedule, (i) the Company owns or has a valid license to use all rights to the Intellectual Property currently known by the Company to be applicable to or necessary for the manufacture or distribution of the products identified in
Section 3.28(b) of the Company Disclosure Schedule, and (ii) to the knowledge of the Company, the Company will not be required to purchase or obtain a license for any additional Intellectual Property in order to distribute such products.

        (e)    *****************************************************************
******************************************************************************
******************************************************************************
****************************************************************************.1

        (f) The Company is able to manufacture a TeGreen product with a caffeine level less than 2.5 milligrams per capsule without substantially increasing its costs to produce TeGreen products.

--------
1 Nu Skin has applied for confidential treatment of this Section of this Agreement. Accordingly, portions thereof have been omitted and filed separately.

        (g) To the best knowledge of the Company, all current claims made by the Company or any Subsidiary on any product label with respect to the level or percentage of active ingredients contained in such product are accurate.

        SECTION 3.29. Information Statement. The information relating to the Company and its Subsidiaries contained in the Information Statement does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to information relating to the Company or any Stockholder furnished in writing by the Company to Nu Skin expressly for use in the Information Statement.

        SECTION 3.30. Brokers. Except for Bay City Capital LLC and Hambrecht & Quist LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of the Company or any Subsidiary. The Company shall be solely responsible for the fees and expenses of Hambrecht & Quist LLC.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF NU SKIN AND MERGER SUB

        As an inducement to the Company to enter into this Agreement, Nu Skin and Merger Sub hereby represent and warrant to the Company, except as set forth on the Nu Skin Disclosure Schedule, as follows:

        SECTION 4.01. Organization and Authority of Merger Sub. Each of Nu Skin and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Nu Skin and Merger Sub, the performance by Nu Skin and Merger Sub of their respective obligations hereunder and the consummation by Nu Skin and Merger Sub of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Nu Skin and Merger Sub, respectively. This Agreement has been duly executed and delivered by Nu Skin and Merger Sub, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Nu Skin and Merger Sub, enforceable against Nu Skin and Merger Sub, respectively, in accordance with its terms.

        SECTION 4.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications listed in Section 4.03 of the Nu Skin Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by Nu Skin and Merger Sub, except as may result from any facts or circumstances relating solely to the Company, do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of Nu Skin or Merger Sub, (ii) conflict with or violate any Law or Governmental Order applicable to Nu Skin or Merger Sub or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Nu Skin or Merger Sub pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Nu Skin or Merger Sub is a party or by which any of such assets or properties is bound or affected which could reasonably be expected to have a material adverse effect on the ability of Nu Skin or Merger Sub to consummate the transactions contemplated by this Agreement.

        SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Nu Skin and Merger Sub do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except as set forth in Section 4.03 of the Nu Skin Disclosure Schedule.

        SECTION 4.04. Litigation. Except as set forth in Section 4.04 of the Nu Skin Disclosure Schedule, no claim, action, proceeding or investigation is pending or, to the knowledge of Nu Skin and Merger Sub, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Nu Skin's or Merger Sub's ability to consummate, the transactions contemplated by this Agreement.

        SECTION 4.05. SEC Documents: Undisclosed Liabilities. Nu Skin has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Nu Skin SEC Documents"). As of their respective dates, the Nu Skin SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Nu Skin SEC Documents, and none of the Nu Skin SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Nu Skin SEC Document has been revised or superseded by a later Nu Skin SEC Document, none of the Nu Skin SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Nu Skin included in the Nu Skin SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the consolidated financial position of Nu Skin and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Nu Skin SEC Documents, neither Nu Skin nor any of its subsidiaries has any Liabilities required by U.S. GAAP to be set forth on a consolidated balance sheet of Nu Skin and its consolidated subsidiaries or in the notes thereto and which could reasonably be expected to have a material adverse effect on Nu Skin and its subsidiaries taken as a whole.

        SECTION 4.06. Absence of Certain Changes or Events. Except as disclosed in any Nu Skin SEC Document or in Section 4.06 of the Nu Skin Disclosure Schedule, since December 31, 1997, the business of Nu Skin and its subsidiaries has been conducted in the ordinary course consistent with past practice and, since such date, no event or events have occurred which, individually or in the aggregate, have or would reasonably be expected to have, a material adverse effect on Nu Skin and it subsidiaries, taken as a whole.

        SECTION 4.07. Stockholder Approval Requirements. No action by the stockholders of Nu Skin is required to approve this Agreement, the Merger or the other transactions contemplated hereby.

        SECTION 4.08. Brokers. Except for Adams, Harkness & Hill, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Nu Skin or Merger Sub. Nu Skin shall be solely responsible for the payment of the fees and expenses of Adams, Harkness & Hill, Inc.

        SECTION 4.09. Capital Stock of Nu Skin and Merger Sub. All of the outstanding shares of Nu Skin's and Merger Sub's respective capital stock are duly authorized, validly issued, fully paid and nonassessable. The shares of Class A Common Stock to be issued in connection with the Merger have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and  clear of all  Encumbrances  (except  as  provided  in this  Agreement)  and preemptive rights. All corporate action required to be taken for the authorization, issuance and delivery of such shares of Class A Common Stock has been, or by the Closing will have been, taken.

        SECTION 4.10. Opinion of Financial Advisor. The Board of Directors of Nu Skin has received an opinion from its financial advisor, Adams, Harkness & Hill, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid by Nu Skin for the Company is fair to Nu Skin from a financial point of view.

        SECTION 4.11. Tax-Free Transaction. Neither Nu Skin nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code. Nu Skin does not have any plan, intention or arrangement to dispose of any assets of The Company or any of its subsidiaries in a manner that would cause the Merger to violate the continuity of business enterprise requirements set forth in Section 1.368-1 of the Treasury Regulations.

        SECTION 4.12. Information Statement. The information relating to Nu Skin or its affiliates contained in the Information Statement does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        SECTION  5.01.  Conduct of Business  Prior to the  Effective  Time.  (a)
Except as set forth in Section 5.01(a) of the Company Disclosure Schedule, between the date hereof and the Effective Time, the Company shall not, and shall not permit any Subsidiary to, conduct the Business other than in the ordinary course and consistent with the Company's and the Subsidiaries' past practice, except as expressly permitted by this Agreement or as agreed to by Nu Skin in writing. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Company Disclosure Schedule, the Company shall, and shall cause each Subsidiary to, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice or existing business plans previously disclosed to Nu Skin; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use commercially reasonable efforts, consistent with past practices and policies or existing business plans approved in writing by Nu
Skin, to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to Nu Skin and Merger Sub the services of its employees, (C) except with respect to the intended purchase of "tail" director and officer insurance, continue in full force and effect without material modification all existing policies or binders of insurance currently maintained thereby for the Company, the Subsidiaries and/or the Business, and
(D) preserve
its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to Nu Skin and receipt of Nu Skin's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases listed in
Section 3.17(b) of the Company Disclosure Schedule which by their terms would otherwise expire prior to the Effective Time; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which would reasonably be expected to cause any representation or warranty of the Company to be untrue, incomplete or incorrect in any material respect or result in a breach in any material respect of any covenant made by the Company in this Agreement.

        (b) Except as set forth in Section 5.01(b) of the Company Disclosure Schedule, prior to the Effective Time the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Nu Skin, do any of the things enumerated in clauses (i) through (xxiv) and clause (xxvii) of the second sentence of Section 3.10 of this Agreement or take any action which could reasonably be expected to result in a Material Adverse Effect.

        (c) For the period from the date hereof through the time of the Closing, the Company covenants and agrees to maintain the level, mix and quality of inventories consistent with those generally maintained by the Company prior to the date hereof or with existing business plans previously disclosed to Nu Skin.

        SECTION 5.02. Access to Information. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, upon reasonable notice, the Company shall, and shall cause each Subsidiary and each officer, director, employee, agent, representative, accountant and counsel of the Company and each Subsidiary to, (i) afford the officers, employees and authorized agents, representatives, accountants and counsel of Nu Skin and Merger Sub reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, representatives, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, representatives, accountants and counsel of Nu Skin and Merger Sub such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as Nu Skin or Merger Sub may from time to time reasonably request.

        SECTION 5.03. Confidentiality. (a) The Company shall, and shall cause each officer, employee and consultant of the Company and each Subsidiary to, enter into the Company's standard form agreement which protects proprietary information and inventions, a copy of which has been previously provided to Nu Skin.

        (b) Each of the parties hereto shall comply, and shall cause their respective officers, employees and authorized agents, representatives, accountants and counsel to comply, with all of their respective obligations under the Nondisclosure Agreement between the Company and Nu Skin dated February 23, 1998.

        SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. Each party shall use commercially reasonable efforts to obtain, or cause the Subsidiaries to obtain, all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

        (a) The Company shall, or shall cause the Subsidiaries to, give promptly such notices to third parties and shall use, or shall cause the Subsidiaries to use, commercially reasonable efforts to obtain such third party consents and estoppel certificates as Nu Skin or Merger Sub may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement or as are identified on Schedule IV hereto.

        (b) Nu Skin and Merger Sub shall cooperate and use all reasonable efforts to assist the Company in giving such notices and obtaining such consents and estoppel certificates; provided, however, that neither Nu Skin nor Merger Sub shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Merger Sub in its sole and absolute discretion may deem adverse to the interests of Merger Sub, the Company, any Subsidiary or the Business.

        SECTION 5.05. Notice of Developments. (a) Prior to the Effective Time, the Company shall promptly notify Nu Skin in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Company in this Agreement untrue, incomplete or incorrect in any material respect and (ii) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company, any Subsidiary or the Business.

        (b) Prior to the Effective Time, Nu Skin and Merger Sub shall (i) promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of Nu Skin or Merger Sub in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of

Nu Skin or Merger Sub in this Agreement untrue, incomplete or incorrect in any material respect (ii) concurrently notify the Company of all other material developments disclosed by Nu Skin to its public stockholders affecting the assets, liabilities, business, results of operations or financial condition of Nu Skin.

        SECTION  5.06.  Securities  Filings.  Except as  otherwise  provided  in
Section 5.17, Nu Skin shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws, rules and regulations and shall use commercially reasonable efforts to obtain required approvals and clearances with respect thereto. Except as otherwise provided in Section 5.17, the Company shall use commercially reasonable efforts to assist Nu Skin with the foregoing.

        SECTION 5.07. Registration Rights Agreement, Escrow Agreement and Cholestin Escrow Agreement. At or prior to the Effective Time, Nu Skin and the Stockholders' Representative on behalf of the Stockholders holding at least 95% of the Company Capital Stock shall execute the Registration Rights Agreement, the Escrow Agreement and the Cholestin Escrow Agreement.

        SECTION 5.08. Employee Benefits. Nu Skin shall provide, or cause the Surviving Corporation, a Subsidiary or another affiliate of Nu Skin to provide, those persons actively employed by the Company or any Subsidiary immediately prior to the Effective Time with employee benefits in the aggregate no less favorable than those provided to similarly situated employees of Nu Skin. It is the express understanding and intention of the Company and Nu Skin that no employee of the Company or Nu Skin or any of their subsidiaries or other person shall be deemed to be a third party beneficiary, or have or acquire any right to enforce the provisions of this Section 5.08, and that nothing in this Agreement shall be deemed to constitute an employee benefit plan or arrangement of the Company, Nu Skin or any of their respective subsidiaries.

        SECTION 5.09. Tax-Free Reorganization. (a) The parties intend to adopt this Agreement and Merger as a tax-free reorganization under Section 368(a) of the Code. Except as may otherwise be required by law, the parties hereto shall not take a position on any tax return inconsistent with this Section 5.09 and, from and after the date of this Agreement, except as otherwise contemplated by this Agreement, neither Nu Skin, Merger Sub nor the Company nor any Subsidiary shall take any action or agree to take any action (whether prior to, on or subsequent to the Effective Date) that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

        (b) At Closing, the Company, Nu Skin and Merger Sub shall deliver certificates to Pillsbury Madison & Sutro LLP and Shearman & Sterling, dated the Effective Date and in the


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                                       66

forms reasonably requested by such counsel, for purposes of the tax opinions to be delivered to the Company and Nu Skin at Closing pursuant to Section 6.02 and
Section 6.03, respectively.

        SECTION 5.10. Company Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, solicit written consents from stockholders, or duly call, give notice of, convene and hold a meeting of its stockholders, for the purpose of obtaining the vote of such stockholders required to consummate the transactions contemplated hereby. The Company, through its Board of Directors, shall recommend to its stockholders approval of all matters required to be approved by stockholders with respect to this Agreement and the Merger.

        SECTION 5.11. Repayment of Liabilities; Redemption of Preferred Stock. At the Effective Time, Nu Skin shall cause the Surviving Corporation to (i), with respect to each 1997 Note and each Bridge Note, either (A) repay in full the outstanding principal and accrued interest and prepayment premiums and penalties due under such 1997 Note and Bridge Note or (B) obtain the consent of the holders thereof regarding the assumption or guarantee of such indebtedness by Nu Skin and (ii) pay the redemption price for the Company Redeemable Preferred Stock and any accrued dividends payable upon the conversion of the Company Preferred Stock. Any waiver of this Section 5.11 will require the consent of the holders of the 1997 Notes and the Bridge Notes and the Company Redeemable Preferred Stock.

        SECTION 5.12. Directors' and Officers' Insurance. For a period of three years after the Effective Time, Nu Skin shall cause the Surviving Corporation to use its commercially reasonable efforts to maintain, if available, directors' and officers' liability insurance covering acts and omissions occurring prior to the Effective Time by those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms at least comparable (with no less than $5,000,000 coverage) to those contained in the Company's existing directors' and officers' liability insurance policy; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.12, on an annual basis, more than the current annual premiums paid by the Company for such insurance.

        SECTION 5.13. New York Stock Exchange Listing. Nu Skin shall use commercially reasonable efforts to cause the shares of Class A Common Stock issued to Stockholders pursuant to this Agreement to be authorized for listing on the New York Stock Exchange, subject to notice of issuance.

        SECTION 5.14. Registration Statement on Form S-8. Promptly after the Effective Time, Nu Skin shall file a registration statement on Form S-8 for the shares of Class A Common Stock issuable with respect to the Assumed Options.

        SECTION 5.15. Stock Transfers. For the period from the date hereof through the Effective Date, the Company shall not register the transfer of any Company Securities on its stock register or otherwise without the consent of Nu Skin.

        SECTION 5.16.  Cholestin.

        (a) If (i) (A) total Sales (net of returns) by Nu Skin in the United States of products containing Cholestin during the period beginning on the Effective Date and ending on the first anniversary of the Effective Date equals or exceeds U.S.$12,000,000 and (B) either (x) on the first anniversary of the Effective Date, products containing Cholestin may be legally sold by Nu Skin in the United States or (y) Nu Skin has developed a new or substitute red yeast rice product that may be legally sold by Nu Skin in the United States and that provides efficacy that is substantially equivalent to that provided by Cholestin,

                                       or

               (ii) total worldwide Sales (net of returns) by Nu Skin of products containing Cholestin during the period beginning on the Effective Date and ending on the first anniversary of the Effective Date equals or exceeds U.S.$75,000,000, then the Total Cholestin Escrow Shares shall be distributed to the Stockholders entitled thereto in accordance with the Cholestin Escrow Agreement as promptly as practicable following the earlier of the first anniversary of the Effective Date or the satisfaction of the conditions set forth above. If the condition set forth in the first sentence of this Section 5.16(a) is not satisfied as of the first anniversary of the Effective Date, then the Total Cholestin Escrow Shares shall be distributed to Nu Skin in accordance with the Cholestin Escrow Agreement as promptly as practicable following the first anniversary of the Effective Date. Notwithstanding the foregoing, in the event of a misrepresentation or breach of the warranty made by the Company in Section 3.28
(e), the Total Cholestin Escrow Shares shall be distributed to Nu Skin upon such breach, irrespective of whether the conditions set forth in the first sentence of this Section 5.16(a) shall have been satisfied.

        (b) Nu Skin agrees that, during the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, it will use its commercially reasonable best efforts, acting in good faith, (i) to market in the United States products containing Cholestin and (ii) to develop a new or substitute red yeast rice product that may be legally sold by Nu Skin in the United States and that provides efficacy that is substantially equivalent to that provided by Cholestin; provided, however, that, in the case of clause (ii) of this paragraph (b), Nu Skin shall not be required to expend more than $500,000 for such development.

        SECTION 5.17. Agreement to Pursue Registered Transaction in Certain Events. (a) In the event that the issuance of shares of Class A Common Stock to the Stockholders pursuant to the Merger cannot be effected in a transaction that is exempt from registration under the Securities Act because more than thirty-five of the Stockholders are not "accredited investors" under the Securities Act, the Company and Nu Skin agree to use all reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary or advisable to register under the Securities Act the issuance of the shares of Class A Common Stock to the Stockholders pursuant to the Merger.

        SECTION 5.18. SECTION RESERVED.

        SECTION 5.19. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents, certificates, further assurances and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. In addition, each of the parties hereto agrees to use all reasonable efforts to obtain the written consent of a majority of the Stockholders of each class of stock to the Merger within 5 calendar days of the execution of this Agreement.

        SECTION 5.20. SECTION RESERVED

        SECTION 5.21. Amendment of Certain Agreements. The Company agrees to use commercially reasonable efforts to amend, within one year from the Effective Time, the agreements listed on Schedule V in the manner described on such schedule. The parties hereby acknowledge and agree that the Company's obligations under this Section 5.21 shall not be fulfilled if the Company is only able to obtain the amendments to the agreements as specified on Schedule V by agreeing to a material increase in the Company's obligations and duties under such agreements.

        SECTION 5.22. Cooperation and Exchange of Information. Following the Effective Date, the Stockholders' Representative and Nu Skin will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, reports and forms ("Returns"), amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or selling the Company or any of its Subsidiaries or part of their assets subsequent to the sale described herein. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Members of management shall be available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Any information obtained under this Section 5.22 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding. This Section 5.22 shall terminate and be of no further force and effect upon the termination of the applicable statute of limitations for tax purposes to which such Returns or other matters relate.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

        SECTION 6.01. Mutual Conditions to the Obligations to Effect the Merger. The obligations of Nu Skin, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

        (a) Company Stockholder Approval. The Company shall have obtained all approvals of holders of shares of capital stock necessary to approve this Agreement and the Merger;

        (b) No Proceeding or Litigation. No Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and no Action shall have been commenced by a Material Stockholder or the United States Department of Justice, the United States Federal Trade Commission or the United States Securities and Exchange Commission before any Governmental Authority against the Company, Nu Skin or Merger Sub, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement, and the issuance of the Class A Common Stock by Nu Skin pursuant to the terms of this Agreement shall not violate in any material respect the securities laws of the United States or any other jurisdiction; provided, however, that the provisions of this Section 6.01(b) shall not be available to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, directly or indirectly, any such Action; and

        (c) HSR Act and other Antitrust Filings. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all other waiting periods and approvals required under applicable competition laws shall have been terminated, expired or obtained, as the case may be.

        SECTION 6.02. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:



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                                       70

        (a) Legal Opinion. The Company shall have received from Shearman & Sterling, counsel to Nu Skin, a legal opinion letter, addressed to the Company and dated the Effective Date, as set forth in Exhibit F attached hereto.

        (b) Performance of Obligations. Each of Nu Skin and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received from the president and the chief financial officer of each of Nu Skin and Merger Sub a certificate to such effect.

        (c) Tax Opinion. The Company shall have received an opinion of Pillsbury Madison and Sutro LLP, counsel to the Company, dated the Effective Date, to the effect that for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Nu Skin, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the holders of the Company Common Stock to the extent they receive shares of Class A Common Stock in exchange for their Company Common Stock as a result of the Merger. In rendering such opinion, such counsel shall receive and be entitled to rely on the representations contained in the certificates of the Company, Nu Skin and Merger Sub delivered pursuant to Section 5.09(b).

        (d) No Material Adverse Change. No event or events shall have occurred which, individually or in the aggregate, in the reasonable judgment of the Company, reduce the value of Nu Skin by $125,000,000 or more (it being agreed that fluctuations in the market value of the Class A Common Stock or changes attributable to the economy generally, currency fluctuations or Nu Skin's industry in particular shall not be considered in determining whether Nu Skin has suffered such a reduction in its value).

        (e) Bank Waiver. Nu Skin shall have received the waivers from the lenders under the Credit Agreement needed to authorize Nu Skin's repayment of the 1997 Notes and the Bridge Notes at the Effective Time.

        SECTION 6.03. Conditions to Obligations of Nu Skin and Merger Sub. The obligations of Nu Skin and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

        (a) Performance of Obligations. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and each of Nu Skin and Merger Such shall have received from the president and the chief financial officer of the Company a certificate to such effect;

        (b) Legal Opinion. Nu Skin and Merger Sub shall have received from Pillsbury, Madison & Sutro LLP, counsel to the Company, a legal opinion letter, addressed to Nu Skin and Merger Sub and dated the Effective Date, as set forth in Exhibit G attached hereto.

        (c) Secretary's Certificate. Nu Skin and Merger Sub shall have received from the secretary of the Company a certificate, dated the Effective Date, in form and substance reasonably satisfactory to Nu Skin and the Company;

        (d) Stockholders' Letters. At least 95% of the Stockholders holding in excess of 95% of the Company Capital Stock shall have executed and delivered to Nu Skin a Stockholders' Letter;

        (e) No Material Adverse Change. No event or events shall have occurred which, individually or in the aggregate, in the reasonable judgment of Nu Skin, reduce the value of the Company and its Subsidiaries by $5,000,000 or more (it being agreed that an adverse ruling by the U.S. District Court for the District Utah in the case Pharmanex, Inc. v. Donna Shalala et.al. with respect to Cholestin reduces the value of the Company and its Subsidiaries by in excess of $5,000,000);

        (f) Management Intact and Employment Agreements. Each of Henry S. Burdick, William E. McGlashan, Jr., Scott A. Farquhar and Michael Chang shall be employees of the Company, and no event or events shall have occurred which have affected, or could be expected to affect, the ability of such persons to continue to serve as employees in their present capacities of the Surviving Corporation following the Merger. In addition, each of William E. McGlashan, Jr., Scott A. Farquhar; Michael Chang, Joseph Chang and Keyens Li shall have signed the employment agreements with Nu Skin, attached hereto as Exhibit H, containing one-year non-compete provisions;

        (g) Tax Opinion. Nu Skin shall have received an opinion of Shearman & Sterling, counsel to Nu Skin, dated the Effective Date, to the effect that for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Nu Skin, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall receive and be entitled to rely on the representations contained in the certificates of the Company, Nu Skin and Merger Sub delivered pursuant to
Section 5.09(b).

        (h) Escrow Agreement. The Escrow Agreement shall have been executed by the Stockholders' Representative and shall be in full force and effect;


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                                       72

        (i) Cholestin Escrow Agreement. The Cholestin Escrow Agreement shall have been executed by the Stockholders' Representative and shall be in full force and effect; and

        (j) Company Convertible Preferred Stock. Prior to or simultaneously with the Effective Time, the Company shall have converted or caused to have been converted all of the issued and outstanding shares of Company Convertible Preferred Stock (excluding the Series A Convertible Preferred Stock) and shall have paid to the holders of such shares any and all accrued and unpaid dividends, and the shares of Company Convertible Preferred Stock shall have been canceled by the Company.


                                   ARTICLE VII
                                 INDEMNIFICATION

        SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement and all statements made by the Company contained in the Acquisition Documents, in each case as modified by the Company Disclosure Schedule, shall survive the Effective Time until the first anniversary of the Effective Time. Neither the period of survival nor the liability of the Company or the Stockholders with respect to the Company's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Nu Skin. If Nu Skin shall give the Stockholders' Representative written notice of a claim prior to the expiration of the applicable representation or warranty, then the relevant representation or warranty, as the case may be, shall survive as to such claim until such claim has been finally resolved.

        SECTION 7.02. Indemnification. (a) Each Stockholder shall indemnify each Indemnified Party with respect to, and hold each of them harmless from and against, any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses but excluding all amounts recovered by Nu Skin from any third-party insurer for such Liability, loss, damage, claim, cost, expense, interest, award, judgment or penalty ) suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (collectively, "Losses"), resulting from, arising out of or relating to:

               (i) any misrepresentation or breach of any warranty made by the Company contained in this Agreement or the Company Disclosure Schedule (other than a misrepresentation or breach of the warranties contained in Section 3.28 (e), for which such breach Nu Skin shall seek recovery from the Total Cholestin Escrow Shares pursuant to Section 5.16);

               (ii) any breach of any covenant or agreement by the Company contained in this Agreement or the Company Disclosure Schedule;

               (iii) any and all Losses (other than those relating to the case Pharmanex, Inc. v. Donna Shalala et.al.) suffered or incurred by Nu Skin or the Company by reason of or in connection with any claim or cause of action of any third party or Governmental Authority to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company or the Stockholders or violation of Law or Governmental Order occurring or existing prior to the Effective Time;

               (iv) any and all  claims for a Downward  Adjustment  pursuant  to
        Section 2.08(c);

               (v) any and all amounts in excess of three months of salary which become payable to any employee of the Company pursuant to any severance plan or agreement implemented or executed by the Company prior to the Effective Time; or

               (vi) failure of the amendment or the agreement listed on Schedule VI to be valid and enforceable; or

               (vii) failure to obtain the amendments to the agreements listed on Schedule V as contemplated by Section 5.21.

        To the extent that the Company's or any Stockholder's undertakings set forth in this Section 7.02 may be unenforceable, each Stockholder shall contribute the maximum amount that it is permitted to contribute under applicable Law but in no event greater than its proportionate interest in the Total Escrow Shares to the payment and satisfaction of all Losses incurred by the Company, Nu Skin, Merger Sub or any other Indemnified Party. Any Losses under this Section 7.02 shall be reduced by the amount of any refund of Taxes paid by the Company or any Subsidiary received by the Surviving Corporation prior to the first anniversary of the Effective Date relating to the period prior to the Effective Date. No claim may be made against the Stockholders for indemnification pursuant to Sections 7.02(a)(i), 7.02(a)(ii) (excluding Section 5.21) or 7.02(a)(iii) with respect to an individual claim of liability or damage, unless, and then only to the extent that, the aggregate of all such Losses of the Indemnified Parties exceeds $325,000. The indemnification obligations under this Section 7.02 shall be effective only to the extent that the amount paid in respect of Losses indemnified against under this Section 7.02 does not exceed the Total Escrow Shares; provided, however, that such limitations shall not apply with respect to any claim based on representations or warranties set forth in Article III which were fraudulently made by the Company with the intent to deceive or for a breach of any representation or warranty contained in Section 3.02(a), in which such cases the Stockholders shall be jointly and severally liable for all Losses incurred by any Indemnified Party up to the aggregate consideration (excluding any payments made with respect to the 1997 Notes and the Bridge Notes which shall not be deemed to be consideration paid to the Stockholders for purposes of this Section 7.02) received by each Stockholder from the sale of their equity interest in the Company pursuant to this Agreement (it being understood that no individual Stockholder shall be liable for any such Losses in excess of the Nu Skin Class A Shares, True-Up Amounts and redemption payments for the Company Redeemable Preferred Stock, or the proceeds therefrom, received by such Stockholder from the sale of their interest in the Company pursuant to the Merger); and provided, further, that the parties agree that (i) the Losses associated with a failure to obtain the amendments contemplated by
Section 5.21 shall be fixed at 130,434 shares of Class A Common Stock and (ii) immediately upon the fulfillment of the covenants set forth in Section 5.21 Nu Skin and the Stockholders' Representative shall direct the Escrow Agent to return to the Stockholders (in proportion to their contribution to the Escrow
Fund) 130,434 shares of Class A Common Stock. Nothing contained in this Section 7.02, however, shall be deemed to prevent an Indemnified Party from seeking to recover, to the fullest extent permitted under the Law, any Losses arising from representations or warranties set forth in Article III which were fraudulently made with the intent to deceive from the individual or individuals who actually perpetrated the fraud. Except as set forth in the two immediately preceding sentences, the Escrow Fund shall be the sole remedy of the Indemnified Parties against the Stockholders under this Agreement.

        For purposes of the Stockholders' indemnification obligations pursuant to this Article VII, the representations and warranties of the Company contained in Article III shall be deemed to be made as of the date of this Agreement and as of the Effective Time, other than such representations and warranties as are made as of another date.

        (b) An Indemnified Party shall give the Stockholders' Representative written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 calendar days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Stockholders under this
Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Stockholders' Representative notice of such Third Party Claim within 30 calendar days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Stockholders from any of their obligations under this Article VII except to the extent the Stockholders are materially prejudiced by such failure and shall not relieve the Stockholders from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Article VII. If the Stockholders acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Stockholders shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five calendar days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Stockholders, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Stockholders. In the event the Stockholders exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Stockholders in such defense and make available to the Stockholders, at the Stockholders' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Stockholders. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Stockholders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Stockholders' expense, all such witnesses, records, materials and information in the Stockholders' possession or under the Stockholders' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Stockholders or the Indemnified Party, as the case may be, without the prior written consent of the Indemnified Party or the Stockholders' Representative, as applicable, which consent shall not be unreasonably withheld.

        SECTION 7.03.  Satisfaction of Indemnification Claims. In the event that
(a) the Stockholders' Representative shall not have objected to the amount claimed by an Indemnified Party for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Stockholders' Representative shall have delivered notice of its disagreement as to the amount of any indemnification requested by an Indemnified Party and either (i) the Stockholders' Representative and the Indemnified Party shall have, subsequent to the giving of such notice, mutually agreed that the Stockholders are obligated to indemnify the Indemnified Party for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final nonappealable judgment shall have been rendered by a court having jurisdiction over the matters relating to such claim by the Indemnified Party for indemnification from the Stockholders and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from the Stockholders' Representative and the Indemnified Party or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Indemnified Party from the Escrow Fund (as defined in the Escrow Agreement) any amount determined to be owed to the

Indemnified Party under this Article VII in accordance with the Escrow Agreement. Each of Nu Skin and each of the Stockholders acknowledge and agree that with respect to the Escrow Shares held by the Escrow Agent pursuant to the Escrow Agreement, for purposes of determining the number of Escrow Shares necessary to satisfy a Loss, each such Escrow Share shall be valued at $23.00.

        SECTION 7.04. Tax Characterization. (a) The Stockholders' Representative and Nu Skin agree to treat all payments made by either to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this
Article VII and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.


                                  ARTICLE VIII
                             TERMINATION AND WAIVER

        SECTION 8.01. Termination. This Agreement may be terminated by written notice of termination at any time prior to the Effective Time:

               (a) by Nu Skin or Merger Sub if (i) an event or condition shall occur and, as a result, the conditions set forth in Sections 6.03(e) or 6.03(f) would not then be satisfied; (ii) the Company shall not have complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; or (iii) the Company or any Subsidiary shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or
        reorganization,   arrangement,   adjustment,   protection,   relief   or
        composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, that, if any breach of a covenant or agreement pursuant to subparagraph (ii) above is curable within 10 Business Days by the Company through the exercise of its best efforts, Nu Skin shall not have the right to terminate this Agreement if such breach is cured within such 10 Business Day period;

               (b) by the Company if (i) Nu Skin or Merger Sub shall not have complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; (ii) Nu Skin shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Nu Skin seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; (iii) Nu Skin shall not have obtained within 14 calendar days from the date of this Agreement the waivers from its lenders under the Credit Agreement needed to authorize Nu Skin's repayment of the 1997 Notes and the Bridge Notes at the Effective Time; or (iv) an event or condition shall occur and, as a result, the condition set forth in Section 6.02(d) would not then be satisfied; provided, that, if any breach of a covenant or agreement pursuant to subparagraph (i) above is curable within 10 Business Days by Nu Skin through the exercise of its best efforts, the Company shall not have the right to terminate this Agreement if such breach is cured within such 10 Business Day period;

               (c) by Nu Skin, Merger Sub or the Company if the Effective Date shall not have occurred by October 27, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Date to occur on or prior to such date;

               (d) by Nu Skin,  Merger Sub or the  Company  if any  Governmental
        Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (e) by the mutual written consent of Nu Skin, Merger Sub and the Company.

        SECTION 8.02. Effect of Termination. In the event of the termination and abandonment of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto; provided, however, that Sections 5.03, 8.02, 8.03 and 10.01 shall remain in full force and effect notwithstanding the termination and abandonment of this Agreement; and provided further that nothing herein shall relieve either party from liability for any breach of this Agreement.

        SECTION 8.03. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE IX
                                  MISCELLANEOUS

        SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Effective Time shall have occurred; provided, however, that up to $375,000 of the professional fees payable by the Company to its advisors in connection with the Merger shall be paid by Nu Skin; and provided, further, that up to $236,250 in cash and 33,207 shares of Class A Common Stock may be removed from the Escrow Fund to pay the reasonable fees and expenses of the Stockholders' Representative in connection with their representation of the Stockholders after the Effective Time (it being understood that none of $236,250 in cash will be used to pay such fees and expenses incurred on behalf of the holders of the Series A Convertible Preferred Stock, which shall be satisfied only with shares of Class A Common Stock ). All fees and costs of Pillsbury Madison & Sutro LLP, counsel to the Company, payable in connection with or arising out of the Merger, this Agreement and the transactions contemplated hereby shall be paid at the Effective Time by wire transfer to an account designated by Pillsbury Madison & Sutro LLP.

        SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 10.02).

        SECTION 9.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the subject matter hereof without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent (i) shall not be unreasonably withheld and (ii) shall not be required for releases, announcements or communications by Nu Skin to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information as required to comply with any applicable Law.

        SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

        SECTION 9.05. Severability. If any term or other provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part by reason of any applicable Law or public policy and such determination shall become final and nonappealable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        SECTION 9.06. Entire Agreement. This Agreement (including the Company Disclosure Schedule, the Nu Skin Disclosure Schedule and the other schedules and exhibits hereto), and the other agreements referred to herein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

        SECTION 9.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of the other party (which consent may be granted or withheld in the sole discretion of the such party); provided, however, that Nu Skin and Merger Sub may assign this Agreement to any wholly owned subsidiary of Nu Skin without the consent of the Company.

        SECTION 9.08. No Third Party Beneficiaries. Except for the provisions of
Section 5.11 relating to the payment of amounts due under the 1997 Notes and the Bridge Notes and the payment of the redemption price for the Company Redeemable Preferred Stock, Section 5.12 relating to directors' and officers' insurance and
Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, whether express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        SECTION 9.09. Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except (i) by an instrument in writing signed by, or on behalf of, the each party hereto or (ii) by a waiver in accordance with Section 8.03.

        SECTION 9.10. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 9.12. Specific Performance. Irreparable damage would occur, and the parties' remedies at law would be inadequate, in the event any provision of this Agreement was not performed in accordance with the terms hereof. Without posting any bond, any party hereto shall be entitled to obtain, in addition to any remedy available at law, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to it.


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


                                       81
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by the respective officers thereunto duly authorized.


                                NU SKIN ENTERPRISES, INC.

                                By: /s/ M. Truman Hunt
                                    Name:     M. Truman Hunt
                                    Title:    Vice President and General Counsel

                                    One Nu Skin Plaza
                                    75 West Center Street
                                    Provo, Utah 84601
                                    Attention: M. Truman Hunt
                                    Telephone: (801) 345-1000
                                    Telecopy: (801) 345-3099


                                SAGE ACQUISITION CORPORATION

                                By: /s/ M. Truman Hunt
                                    Name:     M. Truman Hunt
                                    Title:    President

                                    c/o, Nu Skin Enterprises, Inc.
                                    One Nu Skin Plaza
                                    75 West Center Street
                                    Provo, Utah 84601
                                    Attention: M. Truman Hunt
                                    Telephone: (801) 345-1000
                                    Telecopy: (801) 345-3099


                                GENERATION HEALTH HOLDINGS, INC.

                                By: /s/ Scott A. Farquhar
                                    Name:     Scott A. Farquhar
                                    Title:    Chief Financial Officer

                                    c/o Pharmanex, Inc.
                                    625 Cochran Street
                                    Simi Valley, CA 93065
                                    Attention: William E. McGlashan, Jr.
                                    Telephone: (805) 582-9300
                                    Telecopy: (805) 582-9301